UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

RHYTHM PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Rhythm Pharmaceuticals, Inc.
222 Berkeley Street, 12th Floor
Boston, MA 02116
August 7, 2024
Dear Stockholder:
On behalf of the Board of Directors of Rhythm Pharmaceuticals, Inc. (the “Company,” “we” or “Rhythm”), I invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on Wednesday, September 18, 2024, at 2:00 p.m., Eastern Time. The Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MR5F5MC. The matters to be voted upon at the Annual Meeting are listed in the Notice of Annual Meeting of Stockholders and more fully described in the amended and restated definitive proxy statement accompanying this letter (the “Proxy Statement”).
As previously announced, the Annual Meeting was postponed from the previously scheduled date of June 18, 2024 to September 18, 2024. The postponement of the Annual Meeting was due solely to a technical error in the record date that was used to conduct the broker search for the previously scheduled meeting. The Company’s Board of Directors has not made any changes to the proposals to be considered by stockholders at the Annual Meeting from the proposals previously disclosed in the Company’s definitive proxy statement filed on April 26, 2024 (the “Original Filing”). The Proxy Statement updates certain disclosures in the Original Filing to reflect the new Annual Meeting date and record date and additionally makes certain clarifying, technical, and administrative changes.
All stockholders of record of our common stock, $0.001 par value per share, (the “Common Stock”) and Series A Convertible Preferred Stock, $0.001 par value per share (“Convertible Preferred Stock”) at the close of business on July 24, 2024, the record date, are entitled to notice of the Annual Meeting and any continuation, postponement, or adjournment thereof. Stockholders of record of our Common Stock are entitled to vote at the Annual Meeting. Holders of our Convertible Preferred Stock are entitled to vote at the Annual Meeting, subject to the terms of the Convertible Preferred Stock as specified in the Amended and Restated Certificate of Designations for the Convertible Preferred Stock (the “Certificate of Designations”). For more information, see “Who can vote at the Annual Meeting?” on page 1 of the accompanying Proxy Statement.
We know that certain of our stockholders will be unable to attend the Annual Meeting electronically. We, therefore, are soliciting proxies so that each stockholder has an opportunity to vote on the matters that are scheduled to come before the stockholders at the Annual Meeting. If you have previously received our Notice of Internet Availability of Proxy Materials (the “Internet Notice”), then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote electronically if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares. Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
Thank you for your continuing interest in the Company.
Sincerely,
/s/ DAVID P. MEEKER, M.D.
 David P. Meeker, M.D.
Chairman of the Board, President and
Chief Executive Officer

Rhythm Pharmaceuticals, Inc.
222 Berkeley Street, 12th Floor
Boston, MA 02116
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders (the “Annual Meeting”) of Rhythm Pharmaceuticals, Inc. (the “Company,” “we” or “Rhythm”) will be held on Wednesday, September 18, 2024, at 2:00 p.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MR5F5MC and entering the control number included in your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on any proxy card that you received or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
(1)
To elect Stuart A. Arbuckle, Christophe R. Jean, and Lynn A. Tetrault as Class I directors, each to serve for a three-year term until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)
To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024;

(3)
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“Say-on-Pay Vote”);

(4)
To reapprove the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan; and

(5)
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

The Board has fixed the close of business on July 24, 2024 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the control number included in your Internet Notice, on any proxy card that you received or on the instructions that accompanied your proxy materials. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to David Connolly, Head of Investor Relations and Corporate Communications, at dconnolly@rhythmtx.com, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you choose to attend the Annual Meeting, you may still vote your shares electronically, even if you have previously voted or returned your proxy by any of the methods described in the Proxy Statement. If your shares are held in street name in a bank or brokerage account, please refer to the materials provided by your bank, broker or other nominee for voting instructions. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
All stockholders are extended a cordial invitation to attend the meeting online.
By Order of the Board of Directors,
/s/ DAVID P. MEEKER, M.D.

David P. Meeker, M.D.
Chairman of the Board,
President and Chief Executive Officer
August 7, 2024

i

Rhythm Pharmaceuticals, Inc.
222 Berkeley Street, 12th Floor
Boston, MA 02116
PROXY STATEMENT
GENERAL INFORMATION
This amended and restated proxy statement (“Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Rhythm Pharmaceuticals, Inc., a Delaware corporation (“Rhythm,” “we,” “our,” “us” or the “Company”), of proxies in the accompanying form to be used at our annual meeting of stockholders to be held on September 18, 2024 at 2:00 p.m., Eastern Time, and any continuation, postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MR5F5MC and entering your control number included in your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on any proxy card you received or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $0.001 par value per share, (the “Common Stock”) and Series A Convertible Preferred Stock, $0.001 par value per share (“Convertible Preferred Stock”) at the close of business on July 24, 2024 (the “Record Date”), will be entitled to notice of the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. Stockholders of record of our Common Stock are entitled to vote at the Annual Meeting. Holders of our Convertible Preferred Stock are entitled to vote at the Annual Meeting, subject to the terms of the Convertible Preferred Stock as specified in the Amended and Restated Certificate of Designations for the Convertible Preferred Stock (the “Certificate of Designations”). For more information, see “Who can vote at the Annual Meeting?” below.
When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?
This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) will be released on or about August 7, 2024 to our stockholders on the Record Date.
Notice of Internet Availability of Proxy Materials.
As permitted by Securities and Exchange Commission (“SEC”) rules, Rhythm is making this Proxy Statement and its 2023 Annual Report available to its stockholders electronically via the Internet. On or about August 7, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them, by following the instructions for requesting such materials contained on the Internet Notice.
The Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet.
Who can vote at the Annual Meeting?
The Record Date for the Annual Meeting is July 24, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of the close of business on the Record Date, we had 61,130,640 shares of Common Stock outstanding.
The voting rights of the Convertible Preferred Stock are subject to the terms of the Convertible Preferred Stock as specified in the Certificate of Designations. Each outstanding share of Convertible

Preferred Stock entitles the holder thereof to a number of votes equal to 20.8333 shares of Common Stock per $1,000 liquidation preference of Convertible Preferred Stock.
The holders of the Convertible Preferred Stock are affiliates of Baker Bros. Advisors L.P. (“Baker Brothers”) and entities affiliated with Perceptive Advisors LLC (“Perceptive”). Inclusive of the Common Stock issuable upon conversion of their respective shares of Convertible Preferred Stock, Baker Brothers beneficially held 12.3% of our Common Stock and Perceptive beneficially held 8.6% of our Common Stock as of the close of business on the Record Date. However, based on certain restrictions on the conversion of the Convertible Preferred Stock specified in the Certificate of Designations, a holder of Convertible Preferred Stock is not entitled to effect a conversion of any portion of its shares of Convertible Preferred Stock, or to vote in its capacity as a holder of shares of Convertible Preferred Stock with respect to matters submitted to holders of the Common Stock if, after giving effect to such conversion, that holder would beneficially own in excess of 4.99%, in the case of Baker Brothers, or 9.99%, in the case of Perceptive, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. As a result, of the 150,000 shares of Convertible Preferred Stock outstanding as of the close of business on the Record Date, of which Perceptive beneficially held 90,000 shares and Baker Brothers beneficially held 60,000 shares, Perceptive is entitled to 1,874,998 votes in respect of its Convertible Preferred Stock and Baker Brothers is not entitled to any votes in respect of its Convertible Preferred Stock at the Annual Meeting. For more information, see “Investment Agreement” in the section titled Certain Relationships and Related Party Transactions, and “Beneficial Ownership of Capital Stock.”
There is no cumulative voting.
Who can attend the Annual Meeting?
The Annual Meeting will be held entirely online this year. You may attend the Annual Meeting online only if you are a stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.meetnow.global/MR5F5MC. To attend and participate in the Annual Meeting, you will need the control number included in your Internet Notice, on any proxy card you received or on the instructions that accompanied your proxy materials. If you lose your control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
If your shares are held in “street name,” as described below, you must register in advance to attend the Annual Meeting online or attend the Annual Meeting online using the control number provided by your bank or broker by following the instructions found under the caption “How do I vote?” below. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
The meeting webcast will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time, leaving ample time for check-in procedures.
What is the difference between a stockholder of record and beneficial owner of shares held in “street name”?
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement were sent directly to you by the Company.
Beneficial Owner of Shares Held in “Street Name.”   If your shares are held in an account at a brokerage firm, bank, broker-dealer, nominee, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and Proxy Statement were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?
Stockholders of Record.   If you are a stockholder of record, you may vote:
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By Internet before the Annual Meeting.   You may vote by proxy via the Internet at www.investorvote.com/RYTM-AM by following the instructions provided on the Internet Notice or any proxy card you received.

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By Telephone before the Annual Meeting.   If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-579-1639 and by following the instructions provided on the Internet Notice or any proxy card you received. You must have the control number that is included on the Internet Notice or proxy card when voting.

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By Mail before the Annual Meeting.   Complete and mail any proxy card you may have received in the accompanying postage prepaid envelope, and return the proxy card to Computershare Proxy Services, PO Box 43101, Providence, RI 02040-3101. Your proxy will be voted in accordance with your instructions. If you have received printed copies of these proxy materials and sign and return the enclosed proxy card but do not otherwise specify how you want your shares voted, they will be voted “FOR” the election of the Class I director nominees named herein to the Board, “FOR” the ratification of the selection of Ernst & Young LLP as Rhythm’s independent registered public accounting firm for the fiscal year ending December 31, 2024, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (the “Say-on-Pay Vote”), and “FOR” the reapproval of the 2017 Plan, and will be voted according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all continuations, adjournments and postponements thereof.

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By Internet during the Annual Meeting.   If you attend the meeting online, you will need the control number included in your Internet Notice or any proxy card you received or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Whether or not you expect to attend the Annual Meeting electronically, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting.
If you submit your proxy in advance, you may still decide to attend the Annual Meeting and vote your shares or change your vote via the Internet during the Annual Meeting.
Beneficial Owners of Shares Held in “Street Name.”   If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee (also referred to as held in “street name”), you may:
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Vote in Advance.   You may vote in advance of the Annual Meeting by following the voting instructions provided by your broker or other nominee and, if desired, attend the Annual Meeting webcast as a “Guest.” Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form provided by the broker or other nominee.

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Register to Attend the Annual Meeting in Advance.   You may register to attend the Annual Meeting webcast as a stockholder in advance (allowing you to both vote and ask questions during the Annual Meeting). To register to attend the Annual Meeting online in advance, you must submit proof of your proxy power (legal proxy) reflecting your holdings in the Company along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 13, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare in the following manner: (1) by email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com; or (2) by mail: Computershare, Rhythm Therapeutics, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

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Attend the Annual Meeting Using a Control Number.   We expect that the vast majority of beneficial holders will be able to attend and participate in the Annual Meeting by logging into the Annual Meeting using the control number received with the voting instruction form provided by your broker or other nominee. However, some beneficial holders may need to request a legal proxy and register in advance of the Annual Meeting pursuant to the instructions above under “Register to Attend the Annual Meeting in Advance.” Please contact your broker or other nominee to confirm whether your control number will allow you to access the Annual Meeting or whether you will need to obtain a legal proxy and register in advance.
You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote online.
What are the Board’s recommendations on how to vote my shares?
The Board recommends a vote:
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Proposal 1:   “FOR” the election of each of Stuart A. Arbuckle, Christophe R. Jean, and Lynn A. Tetrault as Class I directors.

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Proposal 2:   “FOR” the ratification of the selection of Ernst & Young LLP as Rhythm’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

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Proposal 3:   “FOR” the approval, on an advisory basis, of the Say-on-Pay Vote.

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Proposal 4:   “FOR” the reapproval of the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “2017 Plan”).

Who pays the cost for soliciting proxies?
Rhythm will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding stock. Rhythm may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other employees, who will receive no additional compensation for their services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Can I change or revoke my vote?
If you are a holder of record, you may revoke your proxy at any time before it is voted by notifying the Secretary of Rhythm in writing at our principal executive offices, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending and voting at the Annual Meeting.
If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change or revoke your vote.
How is a quorum reached?
The presence, online or by proxy, of holders of at least a majority of the issued and outstanding stock entitled to vote on the Record Date (with the Convertible Preferred Stock entitled to vote pursuant to the terms of the Certificate of Designations counted on an as-converted basis) is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes,” if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at the meeting.
What are broker non-votes?
“Broker non-votes” are shares represented at the Annual Meeting held by brokers, banks or other nominees (i.e., in “street name”) which do not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, nominees may vote to ratify the selection of independent auditors (Proposal No. 2) and on other “discretionary” or “routine” items. In contrast, nominees may not vote to elect directors (Proposal No. 1), to approve on an advisory (non-binding) basis of the compensation of our named executive officers (Proposal No. 3), or to reapprove the 2017 Plan (Proposal No. 4), because those proposals are considered “non-discretionary” items. Accordingly, if you do not instruct your broker, bank or other nominee how to vote your shares on “non-discretionary” matters, your broker, bank or other nominee will not be permitted to vote your shares on these matters. This is a “broker non-vote.”
What vote is required to approve each item?
Election of Directors (Proposal No. 1).   Directors will be elected by a plurality of the votes cast (with the Convertible Preferred Stock entitled to vote pursuant to the terms of the Certificate of Designations voting, on an as-converted basis, together with the Common Stock as a single class,). This means that the three individuals receiving the highest number of “FOR” votes will be elected as directors. Votes withheld and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 2).   The affirmative vote of a majority of shares of our Common Stock and Convertible Preferred Stock (entitled to vote pursuant to the terms of the Certificate of Designations, voting on an as-converted basis), voting together as a single class, present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to ratify the selection of our independent auditors. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote “against” the proposal. Because the ratification of the selection of the independent auditors is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner and, therefore, we do not expect any broker non-votes on this proposal.
Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”) (Proposal No. 3).   The affirmative vote of a majority of shares of our Common Stock and Convertible Preferred Stock (entitled to vote pursuant to the terms of the Certificate of Designations, voting on an as-converted basis), voting together as a single class, present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to approve the compensation of our named executive officers. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
Reapproval of the 2017 Plan (Proposal No. 4).   The affirmative vote of a majority of shares of our Common Stock and Convertible Preferred Stock (entitled to vote pursuant to the terms of the Certificate of Designations, voting on an as-converted basis), voting together as a single class, present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to reapprove the 2017 Plan. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, the presiding officer of the Annual Meeting may adjourn the Annual Meeting without notice other than announcement at the meeting.
Could other matters be decided at the Annual Meeting?
Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this Proxy Statement, Rhythm does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. If you hold your shares through a broker, bank or other nominee as described above, the broker, bank or other nominee will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
Why hold a virtual meeting?
We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.meetnow.global/MR5F5MC. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. Please call 888-724-2416 (local) or +1 781-575-2748 (international) for assistance.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
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irrelevant to the business of the Company or to the business of the Annual Meeting;

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related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

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related to any pending, threatened or ongoing litigation;

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related to personal grievances;

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derogatory references to individuals or that are otherwise in bad taste;

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substantially repetitious of questions already made by another stockholder;

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in excess of the two question limit;

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in furtherance of the stockholder’s personal or business interests; or

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out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.
What happens if the meeting is continued, postponed or adjourned?
Your proxy may be voted at the continued, postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one Internet Notice, proxy card or voting instruction form?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Where can I find the voting results of the meeting?
The preliminary voting results will be announced at the Annual Meeting. The final results will be disclosed in a Current Report on Form 8-K within four business days after the Annual Meeting date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 18, 2024
The Notice of Annual Meeting of Stockholders, this Proxy Statement and our Annual Report to securityholders are available free of charge at www.edocumentview.com/RYTM or www.rhythmtx.com under “Investors & Media” at “SEC Filings.”

PROPOSAL NO. 1—ELECTION OF DIRECTORS
In accordance with Rhythm’s certificate of incorporation and bylaws, each as currently amended and in effect, the Board is divided into three classes of directors of approximately equal size. The members of each class of directors are elected to serve a three-year term with the term of office of each class ending in successive years. Stuart A. Arbuckle, Christophe R. Jean, and Lynn A. Tetrault are the Class I directors whose terms expire at the Annual Meeting. Each of Stuart A. Arbuckle, Christophe R. Jean, and Lynn A. Tetrault has been nominated for, and has agreed to stand for, election to the Board to serve as a Class I director of Rhythm for three years until the 2027 Annual Meeting of Stockholders and until her or his successor is duly elected and qualified or until her or his earlier death, incapacity, resignation or removal.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of each of the three nominees listed above as director nominees. Rhythm has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Rhythm, principal occupation and other biographical material, is included under “Director Biographies” below.
Vote Required
A plurality of the votes cast will be required for the election of the Class I director nominees (with the Convertible Preferred Stock entitled to vote pursuant to the terms of the Certificate of Designations voting, on an as-converted basis, together with the Common Stock as a single class,). The three nominees for director with the highest number of affirmative votes will be elected as directors. Broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE CLASS I DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.
(PROPOSAL NO. 1)

BOARD OF DIRECTORS
Board Composition and Structure
Our certificate of incorporation and bylaws, each as currently amended and in effect, state that our Board shall consist of a number of directors that shall be fixed exclusively by the Board from time to time in accordance with the bylaws of the Company. Each director holds office until his or her successor is duly elected and qualified or until his or her death, incapacity, resignation or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of Rhythm entitled to vote in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.
Our certificate of incorporation, as currently amended and in effect, provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our current Class I directors, if elected at the Annual Meeting, will serve until the 2027 Annual Meeting of Stockholders; our current Class II directors will serve until the 2025 Annual Meeting of Stockholders; and our current Class III directors will serve until the 2026 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes as equally as possible.
The current size of our Board is fixed at nine directors.
Below is a list of the names, ages as of July 24, 2024 and classification of the individuals who currently serve as our directors, three of whom are also nominees to be re-elected at the Annual Meeting.
Name	Age	Position(s)	Class	Term Expires
Stuart A. Arbuckle(1)	59	Director	I	2024
Camille L. Bedrosian, M.D.(1)(3)	71	Director	III	2026
Jennifer Good(2)	59	Director	II	2025
Christophe R. Jean(2)	68	Director	I	2024
Edward T. Mathers(3)	64	Lead Director	II	2025
David W. J. McGirr(2)(3)	70	Director	III	2026
David P. Meeker, M.D.	69	Director, Chairman of the Board	III	2026
Lynn A. Tetrault, J.D.(1)	62	Director	I	2024

(1)
Member of the Compensation & Management Development Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Governance and Nominating Committee.

In consultation with the Governance and Nominating Committee, the Board has determined that the classified board structure remains appropriate for us at this time. A classified board provides for stability, continuity and experience among our Board. Further, the Board believes that building a cohesive board is an important goal. In our industry in particular, long-term focus is critical. The time horizon required for successful development of pharmaceuticals makes it vital that we have a board that understands the implications of this process and has the ability to develop and implement long-term strategies while benefiting from an in-depth knowledge of Rhythm’s business and operations. A classified board structure helps to ensure that there will be the continuity and stability of leadership required to navigate a challenging economic environment while resisting the pressure to focus on short-term results at the expense of our long-term value and success. The future success of Rhythm depends in significant part on the ability to attract and retain capable and experienced directors. In this regard, we believe that longer terms for our directors will enhance director independence from both management and stockholder special interest groups.

Director Biographies
Information concerning our continuing directors and director nominees is set forth below. The biographical description of each continuing director and director nominee includes the specific experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director.
Class I Directors (Nominees Standing for Re-Election)
Stuart A. Arbuckle
Mr. Arbuckle has served as a member of our Board since July 2019. He currently serves as Executive Vice President and Chief Operating Officer at Vertex Pharmaceuticals Incorporated, a biopharmaceutical company, a role he has held since August 2021, where he is responsible for the company’s global commercial team, including reimbursement and access, sales, marketing, patient support, market research and other activities that support the approved use of Vertex’s cystic fibrosis medicines. Mr. Arbuckle also oversees the Human Resources, Corporate Communications and Program and Portfolio Management functions. Prior to assuming his current role, he served as Executive Vice President and Chief Commercial Officer at Vertex from September 2012 to March 2021. Prior to joining Vertex, Mr. Arbuckle held several commercial leadership positions at Amgen Inc., including leading sales and marketing efforts for Amgen Inc.’s portfolio of cancer medicines, such as Aranesp®, Neulasta® injection and NEUPOGEN®, and leading the successful launches of XGEVA® injection and Nplate® injection. Most recently, he served as Vice President and Regional General Manager at Amgen Inc., where he led efforts to expand the company’s presence in Asia, the Middle East, and Africa. Prior to these roles, Mr. Arbuckle spent 15 years at GlaxoSmithKline plc, where he held sales and marketing roles for medicines aimed at treating metabolic, respiratory, musculoskeletal, cardiovascular and other diseases. Mr. Arbuckle served as a board member of ImmunoGen, Inc. from 2018 to February 2024. Mr. Arbuckle holds a BSc in Pharmacology and Physiology from the University of Leeds in the United Kingdom.
The Board considered Mr. Arbuckle’s senior executive roles at publicly-held life sciences companies, as well as his service on the boards of directors of biotechnology companies and organizations, in concluding that he is qualified to serve as a director.
Christophe R. Jean
Mr. Jean has served as a member of our Board since 2015. He is currently a Strategic Advisor for Oraxys S.A., a private equity firm, a role he has held since June 2019. Mr. Jean also served as a Senior Advisor for JSB Partners, LLC, a specialized biotechnology and pharmaceutical investment banking and advisory services firm, from November 2018 until December 2019. Previously, Mr. Jean served as Executive Vice President of Corporate Strategy, Business Development, Alliances and M&A for Ipsen S.A., a pharmaceutical company, from 2013 until his retirement in July 2018, after serving for 11 years in the position of Executive Vice President, Chief Operating Officer, with responsibility for all commercial operations and medical affairs worldwide as well as Ipsen S.A.’s therapeutic area franchises. Prior to joining Ipsen S.A., Mr. Jean was President and CEO for the pharmaceutical activities of the Pierre Fabre Group and President of Europe, Middle East, and Africa for Novartis Pharma AG’s Pharmaceutical Division. Prior to the merger of Ciba-Geigy AG and Sandoz Inc. that formed Novartis Pharma AG, he held a number of marketing and management positions in Europe and Latin America for Ciba-Geigy AG, culminating as Head of Finance and IT Worldwide and Member of the Pharma Executive Committee. Mr. Jean also serves on the boards of directors of private companies. He holds an M.B.A. from Harvard Business School.
The Board considered Mr. Jean’s international business experience and executive leadership at several of the world’s leading pharmaceutical companies and his long career in commercial leadership roles in concluding that he is qualified to serve as a director. The Board also considered Mr. Jean’s extensive experience in commercializing therapeutics outside of the United States.
Lynn A. Tetrault, J.D.
Ms. Tetrault has served as a member of our Board since December 2020. Ms. Tetrault currently serves as a board member and Independent Chairperson of NeoGenomics, Inc., a publicly held oncology diagnostics company, and served as Interim Chief Executive Officer of NeoGenomics from March 2022 to August 2022. She joined the board of NeoGenomics in 2015. Ms. Tetrault has served on the board of directors of Acelyrin, Inc., a publicly held biotechnology company, since December 2023. Ms. Tetrault spent most of her career at AstraZeneca PLC serving in a variety of senior positions, including most recently as Executive Vice President of Human Resources and Corporate Affairs from May 2007 to March 2014. In May 2017, Ms. Tetrault founded Anahata Leadership, Inc., an advisory firm focused on supporting the leadership and development of executive women, and she continues to serve as its principal. Ms. Tetrault began her career as a lawyer in private healthcare practice in Boston. Ms. Tetrault holds a B.A. from Princeton University and a J.D. from the University of Virginia.
In connection with her nomination to the Board, the Board considered Ms. Tetrault’s significant experience as a senior executive at a global biopharmaceutical company, her strong background in executive leadership, and her service on the boards of several publicly held healthcare companies.
Continuing Directors Not Standing for Re-Election at the 2024 Annual Meeting
Camille L. Bedrosian, M.D.
Dr. Bedrosian has served as a member of our Board since December 2020. Since November 2023, Dr. Bedrosian has served as Chief Medical Officer of Amylyx Pharmaceuticals, Inc., a biotechnology company. From May 2023 to November 2023, Dr. Bedrosian served as Strategic Development Advisor at Ultragenyx Pharmaceutical Inc., a rare disease company with a diverse portfolio of approved therapies and product candidates, where she provided strategic guidance to the clinical development and translational research programs. From January 2018 to May 2023, Dr. Bedrosian served as Executive Vice President and Chief Medical Officer at Ultragenyx. Previously, Dr. Bedrosian served as Senior Vice President and Chief Medical Officer at Alexion Pharmaceuticals, Inc., a biopharmaceutical company, from May 2008 to December 2017, where she provided leadership for the development of drugs and drug candidates including those designed to address devastating rare diseases such as Soliris(r) (eculizumab). Prior to this, she served as Chief Medical Officer at ARIAD Pharmaceuticals, as well as in the Clinical Research and Development Department of Genetics Institute, Inc. Dr. Bedrosian currently serves on the board of directors of Crinetics Pharmaceuticals, Inc. Before transitioning to the biotechnology industry, Dr. Bedrosian was an Assistant Professor of Medicine at Duke University Medical Center where she was a member of the Duke Comprehensive Cancer Center. Dr. Bedrosian holds an A.B. from Harvard University, M.D. from Harvard Medical School, and M.S. in Biophysics from the Massachusetts Institute of Technology.
The Board considered Dr. Bedrosian’s scientific expertise and extensive experience serving as a Chief Medical Officer at companies engaged in the development of drugs for the treatment of rare diseases in concluding that she is qualified to serve as a director.
Jennifer Good
Ms. Good has served as a member of our Board since June 2019. She is a co-founder of Trevi Therapeutics, Inc., a clinical-stage biopharmaceutical company, and has served as a member of the board of directors and as the President and Chief Executive Officer of Trevi Therapeutics, Inc. since its inception in 2011. Previously, Ms. Good served at Penwest Pharmaceuticals Co. from 1997 to 2010, where she held various positions including President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Ms. Good served on the board of Juniper Pharmaceuticals, Inc. from September 2017 until it was acquired by Catalent, Inc. in August 2018. Ms. Good received a Bachelor of Business Administration degree with a concentration in accounting from Pacific Lutheran University in 1987 and is a Certified Public Accountant (inactive).
The Board considered the role Ms. Good played in the founding and growth of Trevi Therapeutics, Inc. and her senior executive roles at publicly traded life sciences companies, as well as her service on the boards of directors of biotechnology companies and organizations, in concluding that she is qualified to serve as a director.

David W.J. McGirr
Mr. McGirr has served as a member of our Board since 2015. Mr. McGirr serves as a director of X4 Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on the discovery and development of novel therapeutics designed to improve immune cell trafficking to treat rare diseases and cancer, and Insmed Incorporated, a pharmaceutical company devoted to the treatment of rare diseases. Mr. McGirr previously served on the boards of directors of Menlo Therapeutics, Inc. until March 2020, Roka Bioscience until January 2018 and Relypsa Inc. until September 2016. Previously, Mr. McGirr held various roles at Cubist Pharmaceuticals, including Senior Advisor to the chief executive officer and Senior Vice President and Chief Financial Officer. Prior to joining Cubist, Mr. McGirr was the President and Chief Operating Officer of Hippo Inc., an internet technology, venture-financed company. Before that, he held roles of increasing responsibility at GAB Robins North America, Inc., a risk management company, including as Chief Executive Officer. Earlier in his career, Mr. McGirr served in various positions within the S.G. Warburg Group, ultimately as Chief Financial Officer, Chief Administrative Officer and Managing Director of S.G. Warburg & Co., Inc. Mr. McGirr received a B.Sc. in Civil Engineering from the University of Glasgow and received an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. McGirr has been designated an audit committee financial expert as defined in applicable SEC rules.
In concluding that he is qualified to serve as a director, the Board considered Mr. McGirr’s deep experience in corporate finance and financial reporting, as well as his knowledge, perspective and corporate governance expertise. The Board also considered that his expertise in financial and accounting matters, his prior experience as Chief Financial Officer of a leading biotechnology company, and his service on other public company boards and committees would significantly benefit the Company.
Edward T. Mathers
Mr. Mathers has served as a member of our Board since 2013 and as Lead Director since December 2020. Mr. Mathers joined New Enterprise Associates, Inc., a venture capital firm focusing on technology and healthcare investments, in 2008 and is currently a Partner at the firm. Mr. Mathers currently serves on the boards of directors of Inozyme Pharma, Inc., Trevi Therapeutics, Inc., Reneo Pharmaceuticals, Inc., Senti Biosciences, Inc., and Synlogic, Inc. Mr. Mathers also serves on the boards of directors of numerous private companies. Mr. Mathers previously served on the board of directors of Akouos, Inc. from October 2017 to December 2022, Mirum Pharmaceuticals from November 2019 to September 2022, Ra Pharmaceuticals, Inc. until its acquisition by UCB in April 2020 and Liquidia Technologies, Inc. until May 2019. Prior to joining New Enterprise Associates, Mr. Mathers served in various corporate development roles at MedImmune, Inc., a biotechnology company that was acquired by AstraZeneca PLC in 2007, culminating in the position of Executive Vice President, Corporate Development and Venture. In this role, he also led the company’s venture capital subsidiary, MedImmune Ventures, Inc. Prior to that, Mr. Mathers was Vice President, Marketing and Corporate Licensing and Acquisitions at Inhale Therapeutic Systems, Inc., a biopharmaceutical company, which is now known as Nektar Therapeutics, Inc. Previously, for 15 years, Mr. Mathers was at Glaxo Wellcome, Inc., where he held sales and marketing positions of increasing responsibility. Mr. Mathers received a B.S. in chemistry from North Carolina State University.
The Board considered Mr. Mathers’ senior executive roles in publicly traded life sciences companies, his extensive experience as a venture capitalist, as well as his service on the boards of directors of numerous biotechnology companies, in concluding that he is qualified to serve as a director.
David P. Meeker, M.D.
Dr. Meeker has served as a member of our Board since 2015 and became Chairman of the Board in April 2017. Dr. Meeker has served as our President and Chief Executive Officer since July 2020. From October 2011 until June 2017, Dr. Meeker served as President and CEO of Genzyme Corporation and subsequently as EVP, Head Sanofi Genzyme, a unit of Sanofi S.A., a global pharmaceutical company. Dr. Meeker oversaw the company’s specialty business units—Rare Diseases, Multiple Sclerosis, Oncology and Immunology. As an Executive Vice President of Sanofi S.A., he was a member of Sanofi S.A.’s Executive Committee. Dr. Meeker joined Genzyme Corporation in 1994 as Medical Director to work on the Cystic Fibrosis Gene Therapy program. Subsequently, as Vice President, Medical Affairs, he was responsible for the development of rare disease therapies that today represent transformative and life-saving advancements in medicine for patients. Prior to Genzyme Corporation’s merger with Sanofi S.A. in 2011, Dr. Meeker was Genzyme Corporation’s Chief Operating Officer, responsible for its commercial organization, overseeing its business units, country management organization and global market access functions. He played an important role in the integration with Sanofi S.A. Prior to joining Genzyme Corporation, Dr. Meeker was the director of the Pulmonary Critical Care Fellowship at the Cleveland Clinic and an assistant professor of medicine at Ohio State University. Previously, Dr. Meeker served as CEO of KSQ Therapeutics, Inc., a biotechnology company, from October 2017 to July 2020. Dr. Meeker is currently Chairman of the board of directors of Pharvaris GmbH and the Chairman of the board of directors of Trevi Therapeutics, Inc. He has authored more than 40 articles and multiple book chapters. Dr. Meeker received his M.D. from the University of Vermont Medical School. He completed the Advanced Management Program at Harvard Business School in 2000.
In concluding that he is qualified to serve as a director, the Board considered Dr. Meeker’s deep experience as a senior executive at leading global pharmaceutical companies, including his experience serving as our President and Chief Executive Officer, and his involvement in the development and commercialization of pharmaceutical product candidates for the treatment of rare and ultra-rare diseases. The Board also considered the integral role he played in the growth of Genzyme during its period of rapid growth. The Board also noted Dr. Meeker’s extensive scientific and clinical experience, both in academia and as part of one of the world’s leading medical institutions.
BOARD DIVERSITY MATRIX
Board Diversity Matrix (As of August 7, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0

CORPORATE GOVERNANCE
Director Independence
Under the rules of The Nasdaq Stock Market LLC, or Nasdaq, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Based upon information requested from and provided by our directors and nominees concerning their background, employment and affiliations, including family relationships, our Board has determined, upon the recommendation of our Governance and Nominating Committee, that each of Stuart A. Arbuckle, Camille L. Bedrosian, M.D., Jennifer Good, Christophe R. Jean, Edward T. Mathers, David W. J. McGirr and Lynn A. Tetrault, J.D. has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of Nasdaq and the Securities and Exchange Commission, or SEC. Our Board has also determined that each of the current members of our Audit Committee and our Compensation & Management Development Committee as set forth in the “Board Committees” section below satisfies the heightened independence standards for such committee. In making such determination, our Board considered the relationships that each non-employee director has with Rhythm and all other facts and circumstances deemed relevant in determining their independence.
There are no family relationships among any of our directors, nominees or executive officers.
Board Meetings, Attendance and Executive Sessions
The Board held six meetings during the year ended December 31, 2023. All board members attended at least 75% of the meetings of the Board and the committees of the Board on which they served.
Executive sessions without management present are held regularly.
Rhythm encourages its directors to attend the Annual Meeting. All eight members of the Board attended the 2023 Annual Meeting of Stockholders.
Board of Directors Leadership Structure
Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. At the current time, David P. Meeker, M.D., our President and Chief Executive Officer, serves as Chairman of the Board. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our company and our stockholders at this time because it promotes unified leadership by Dr. Meeker and allows for a single, clear focus for management to execute the Company’s strategy and business plans. If the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. The independent directors have appointed Edward T. Mathers as the Lead Director. The Lead Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board. Our Board is comprised of individuals with extensive experience with the biotechnology and pharmaceutical industries and a majority of our directors meet the independence standards of Nasdaq. For these reasons and because of the strong leadership of Dr. Meeker as Chairman of the Board and Chief Executive Officer and the counterbalancing role of the Lead Director, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Board of Directors’ Role in Risk Oversight
The Audit Committee of the Board is primarily responsible for overseeing our risk management processes on behalf of the Board. The Audit Committee receives reports from management regarding our assessment of risks. In addition, the Audit Committee reports regularly to the Board, which also considers our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies, including business continuity risks, and our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee and the Board also monitor compliance with legal and regulatory requirements. In addition, our Compensation & Management Development Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, and the Governance and Nominating Committee oversees risks associated with the independence of the Board and also considers and approves or disapproves any related person transactions and monitors the effectiveness of our corporate governance guidelines.
While the Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the leadership structure of our Board, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.
Board Committees
Our Board has established the following standing committees: an Audit Committee, a Compensation & Management Development Committee, and a Governance and Nominating Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of the Audit Committee, Compensation & Management Development Committee and Governance and Nominating Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The charters for the Audit Committee, Compensation & Management Development Committee, and Governance and Nominating Committee are all available on our website at www.rhythmtx.com under “Investors & Media” at “Corporate Governance.”
The following table describes which directors serve on each of the Board committees.
Name:	Governance and Nominating Committee	Compensation & Management Development Committee	Audit Committee
Stuart A. Arbuckle		X
Camille L. Bedrosian, M.D.	X	X
Jennifer Good			X
Christophe R. Jean			X
Edward T. Mathers	X*
David W. J. McGirr	X		X*
Lynn A. Tetrault, J.D.		X*

*
Denotes chair of committee.

Audit Committee
Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the Audit Committee is responsible for the following: assisting the Board in oversight of the independent auditors’ qualifications, independence and performance; the engagement, retention and compensation of the independent auditors; reviewing the scope of the annual audit; reviewing and discussing with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports filed with the SEC; reviewing our risk assessment and risk management processes; establishing procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; and approving audit and permissible non-audit services provided by our independent auditor.
The current members of our Audit Committee are David W.J. McGirr, who is the chair of the Audit Committee, Jennifer Good and Christophe R. Jean. All current members of our Audit Committee meet, and Stuart Arbuckle, who served on our Audit Committee until March 2024 met, the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. McGirr is an audit committee financial expert as defined under SEC rules and has the requisite financial sophistication under applicable rules and regulations of Nasdaq as a result of, among other things, his senior-level executive experience, including his service as Chief Financial Officer of Cubist Pharmaceuticals, Inc. from November 2002 to March 2013. All of the current members of our Audit Committee, as well as Stuart Arbuckle, who served on our Audit Committee until March 2024, are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq.
During the year ended December 31, 2023, the Audit Committee met four times. The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”
Compensation & Management Development Committee
Our Compensation & Management Development Committee adopts and administers the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. Our Compensation & Management Development Committee is also responsible for making recommendations to the full Board regarding non-employee director compensation. In addition, among other things, our Compensation & Management Development Committee evaluates annually, in consultation with the Board, the performance of our chief executive officer, reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executives and evaluates the performance of these executives in light of those goals and objectives. Although our chief executive officer does not participate in decisions involving his own compensation, his recommendations and input, along with input from other executive officers, are often taken into consideration by the Committee when making compensation decisions.
Our Compensation & Management Development Committee also administers our equity compensation plans, including approving, or recommending to our Board for approval, issuances of stock options and other awards under such plans. The Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Committee may also delegate, or recommend to our Board that it delegate, to our chief executive officer the authority to approve equity awards under our equity plans, as further described in its charter and to the extent permitted under our equity plans.
The Compensation & Management Development Committee also reviews and approves, on an annual basis, the selection of a peer group of companies to be used for comparison purposes in the context of executive and Board compensation determinations.
In addition, the Compensation & Management Development Committee administers and oversees the Company’s compliance with the compensation recovery policy required by applicable SEC and Nasdaq rules.

The Compensation & Management Development Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. For discussion of the role of compensation consultants in determining executive and non-employee director compensation, please refer to “Executive Compensation” and “Director Compensation” below.
Our Compensation & Management Development Committee is also responsible for overseeing and periodically reviewing strategies, policies and practices with respect to human capital management and management development, such as: diversity, equity and inclusion; workplace environment and culture; employee engagement and effectiveness; and talent recruitment, development and retention. The Compensation & Management Development Committee will also assist the Board in developing and evaluating potential candidates for executive positions and oversee the development of succession plans.
The current members of our Compensation & Management Development Committee are Lynn A. Tetrault, J.D., who is the chair of the Compensation & Management Development Committee, Camille Bedrosian, M.D. and Stuart Arbuckle. All members of our Compensation & Management Development Committee are independent under applicable rules and regulations of the SEC and Nasdaq.
During the year ended December 31, 2023, the Compensation & Management Development Committee met four times.
Compensation and Management Development Committee Interlocks and Insider Participation
The Compensation & Management Development Committee currently consists of Lynn A. Tetrault, J.D., Camille Bedrosian, M.D. and Stuart Arbuckle. During the year ended December 31, 2023, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation & Management Development Committee; (ii) served as a director of another entity, one of whose executive officers served on our Compensation & Management Development Committee; or (iii) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our Board.
Governance and Nominating Committee
Our Governance and Nominating Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board, the identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. In addition, our Governance and Nominating Committee oversees our corporate governance guidelines, oversees our strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters, reviews and assesses the adequacy of our committee charters, oversees compliance with our code of business conduct and ethics, contributes to succession planning, reviews policies and procedures with respect to any related party transactions and oversees our Board self-evaluation process.
The current members of our Governance and Nominating Committee are Edward T. Mathers, who is the chair of the Governance and Nominating Committee, Camille Bedrosian, M.D. and David W.J. McGirr. All of the members of our Governance and Nominating Committee are independent under applicable rules and regulations of Nasdaq.
During the year ended December 31, 2023, the Governance and Nominating Committee met one time.
Policies Governing Director Nominations
Director Nomination Process
Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Governance and Nominating Committee, with the expectation that other members of the Board and of management will be requested to take part in the process as appropriate. The Governance and Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Governance and Nominating Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Governance and Nominating Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of Rhythm’s business and, in furtherance of this goal, for proposing the resignation of members for purposes of ensuring the appropriate members and skills. The Governance and Nominating Committee recommends, and the Board nominates, candidates to stand for election as directors.
Generally, our Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through recommendations submitted by stockholders or through such other methods as the Governance and Nominating Committee deems to be helpful to identify candidates. Once candidates have been identified, our Governance and Nominating Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Governance and Nominating Committee. The Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Governance and Nominating Committee deems to be appropriate in the evaluation process. The Governance and Nominating Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Governance and Nominating Committee recommends to the Board for approval candidates as director nominees for election to the Board.
Stockholders may also recommend potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Governance and Nominating Committee, c/o Secretary, 222 Berkeley Street, 12th Floor, Boston, MA 02116. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process described above, and applying substantially the same criteria set forth below under “Minimum Qualifications,” as it follows for candidates submitted by others.
To nominate a person to stand for election as a director, a stockholder must provide our Secretary with timely notice of the nomination and the notice must include the information required by Section 2.12(c) of our bylaws. Nominations must also comply with the requirements of Rule 14a-19 under the Exchange Act. Additional information regarding requirements for stockholder nominations of director candidates for next year’s annual meeting is described in this Proxy Statement under “General Matters-Stockholder Proposals and Nominations.”
Minimum Qualifications
Our Governance and Nominating Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of our stockholders. Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills and business experience. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure that good corporate governance is practiced.
In evaluating the suitability of individual candidates (both proposed director candidates and current Board members), our Governance and Nominating Committee may consider, in addition to the minimum qualifications and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, not limited to race, gender or national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board. Although we have no formal policy regarding board diversity, we consider diversity in our Board’s makeup, and our Governance and Nominating Committee’s priority in selecting Board members is the identification of persons who will further the interests of Rhythm through an established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, and professional and personal experiences and expertise relevant to our growth strategy. The Governance and Nominating Committee will consider candidates recommended by stockholders. See “Director Nomination Process” above.
Stockholder Engagement and Communications
Members of the Rhythm management team actively engaged with stockholders during 2023, consistent with our commitment to enabling open and ongoing dialogue with stockholders and potential investors, with meetings held both in person and via video conference. According to internal records, we engaged with representatives of more than 175 institutional stockholders or prospective investors in 2023, representing the holders of approximately 75% or more of our outstanding Common Stock as of February 15, 2024. In addition, members of our management team participated in approximately 20 financial conferences, sponsored “bus” tours, non-deal roadshows, conference calls dedicated to specific Company news topics and additional investor events.
Additionally, in December 2023, Ms. Tetreault, chair of the Compensation & Management Development Committee, proactively engaged with representatives of several institutional shareholders whose combined ownership in Rhythm exceeded 53% of outstanding shares at that time. These discussions focused on sharing the Board’s philosophy and gaining investor feedback relating to executive compensation and certain governance issues.
This active engagement enables us to better understand the perspectives of our stockholders. Through our active stockholder engagement, we provided regular business updates relative to global commercial efforts, clinical development, U.S. and EU regulatory strategy and milestones, and guidance on financial resources. Our robust engagement also enables feedback channels that provide a valuable way to receive ongoing input from our stockholders.
Stockholders wishing to communicate with our Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:
Rhythm Pharmaceuticals, Inc.
222 Berkeley Street, 12th Floor
Boston, MA 02116
Attention: Secretary
The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have a code of business conduct and ethics that applies to all of our employees, including our executive officers and those employees responsible for financial reporting, and directors. The code of business conduct and ethics is available on our website at www.rhythmtx.com under “Investors & Media” at “Corporate Governance”; or by requesting a copy, free of charge, in writing from our Secretary at Rhythm Pharmaceuticals, Inc., 222 Berkeley Street, 12th Floor, Boston, MA 02116. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver under, a provision of the code of business conduct and ethics, as well as Nasdaq’s requirement to disclose waivers with respect to directors and executive officers, by posting such information on our website at the address specified above within four business days following the date of such amendment or waiver.
A copy of our corporate governance guidelines may also be accessed free of charge by visiting our website at www.rhythmtx.com under “Investors & Media” at “Corporate Governance” or by requesting a copy from our Secretary at our principal executive offices above.
Anti-Hedging and Pledging Policy
Pursuant to our Insider Trading Policy, we prohibit our employees and members of the Board from engaging in any hedging or monetization transactions relating to our equity securities, including through the use of financial instruments such as prepaid variable forwards contracts, equity swaps, collars and exchange funds. We also prohibit our employees and members of the Board from holding our equity securities in a margin account or otherwise pledging our equity securities as collateral for a loan.
Sustainability Overview
Social Impact
Rhythm believes that its core mission will have a significantly positive impact on society. Obesity is an epidemic affecting hundreds of millions of people worldwide, and current treatment approaches have demonstrated limited long-term success for most obese patients. Addressing early-onset obesity, even among rare disease populations, confronts one of the most pernicious aspects of one of the world’s most impactful public health problems. While we are focused on a rare subset of people with severe obesity, those who suffer from early-onset, severe obesity and hyperphagia caused by certain genetic variants or hypothalamic injury, we are focused on advancing the understanding of the biology and genetics of obesity and expanding genetic testing to improve diagnosis of rare genetic diseases of obesity. As part of these efforts, we have launched Uncovering Rare Obesity (URO) in order to increase access to genetic testing. URO is a free genetic test that physicians may order from us for individuals who qualify based on their body index. This program raises awareness and brings access to genetic testing into the community setting. Currently available physician-ordered genetic testing panels are often cost prohibitive, while many consumer genetic tests are incomplete when it comes to genetic diseases of obesity. In 2022, we launched a new free genetic testing program similar to the URO program covering certain European markets called Rare Obesity Advanced Diagnosis, or ROAD. The ROAD program is mirroring the URO program to increase awareness on rare genetic diseases of obesity and support patient identification in the International region. As of December 31, 2023, we had collected and analyzed almost 80,000 genetic samples from individuals with severe obesity with URO or ROAD.
In 2023, Rhythm participated in a number of charitable efforts either by a direct donation or through a partnership in order to enable our employees to support non-profit organizations. For example, we facilitated participation in the Wonderfund Holiday Gift Drive that provides holiday presents to children in foster care who are supported by the Massachusetts Department of Children and Family Services. We also donated to the Biomedical Science Careers program, which supports minority students in their pursuit of a career in science, and the Dimock Center, a community health center serving Roxbury, a lower-income community in Boston populated primarily by Black and Latino residents. Our Chairman and CEO, Dr. David Meeker, M.D. is an active Board member of both the Biomedical Science Careers Program and the Dimock Center.
Integrating Sustainability
In the context of being a mission-driven organization, we are incorporating our existing approach to environmental, social and governance (ESG) matters into our governance mechanisms. The Board has delegated to the Governance and Nominating Committee oversight responsibility with respect to our strategy, initiatives and policies concerning corporate social responsibility, including ESG matters. To evaluate our sustainability efforts in a data-driven manner, we are working to incorporate disclosure on standardized ESG metrics into our annual reporting mechanisms.

Human Capital
We believe that our future success largely depends upon our continued ability to attract and retain highly skilled employees. We emphasize a number of measures and objectives in managing our human capital assets, including, among others, employee engagement, development and training, talent acquisition and retention, employee wellness, diversity, inclusion, and compensation and pay equity. As of July 24, 2024, we had 258 employees and active recruitment efforts to grow further. As of December 31, 2023, greater than 60 percent of our employees are female, including over 45 percent of our vice president/senior vice president/executive level employees; and almost 25 percent of our positions are filled by employees of minority backgrounds. We also work with consultants and contractors to provide both specific expertise and flexibility for our business needs. At the board level, three of our directors are female.
We believe that developing and growing a diverse and inclusive culture is critical to continuing to attract and retain the top talent necessary to deliver on our growth strategy. As such, we are investing in a work environment where our employees feel inspired and included. We continue to focus on extending our diversity and inclusion initiatives across our entire workforce, including through initiatives such as our new partnership with Project Onramp. This organization helps to bridge the opportunity gap for underserved and minority students by connecting them with paid summer internships in the life sciences industry. We welcomed our first interns from Project Onramp in the summer of 2023. In addition, we work to ensure our employees understand and embrace our commitment to our patient community and our focus on changing the paradigm for treatment of hyperphagia and severe obesity caused by rare melanocortin-4 receptor (MC4R) pathway diseases by hearing directly from patients and caregivers on a regular basis at our monthly all-hands meetings. We also have strong partnerships with patient advocacy organizations such as the Bardet-Biedl Foundation and the Raymond A. Wood Foundation, and we frequently engage with and gather feedback from patients and caregivers to guide our work. We are committed to fostering relationships with members of the rare disease communities we serve to create a positive impact on the lives of patients. We value our employees’ courage to ask bold questions and their commitment to learning and collaboration, as each person brings a unique contribution to furthering our mission. Grounded in these guiding principles, we believe we have developed a collaborative environment where our colleagues feel respected, valued, and can contribute to their fullest potential.

DIRECTOR COMPENSATION
We maintain a non-employee director compensation program that is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Our Compensation & Management Development Committee periodically reviews the compensation of our non-employee directors and, as applicable, makes recommendations to the Board for its consideration of changes to our non-employee director compensation program. Our Compensation & Management Development Committee compares the compensation of our Board to compensation paid to non-employee directors of similarly sized public companies. Our Compensation & Management Development Committee also considers the responsibilities we ask of the members of our Board along with the amount of time required to perform those responsibilities.
Under our director compensation program, we provide our non-employee directors with cash retainers and equity awards in the form of stock options and restricted stock units (“RSUs”). We do not pay any compensation to our President and Chief Executive Officer in connection with his service on our Board. The compensation that we pay to our President and Chief Executive Officer is discussed in the “Executive Compensation” section of this Proxy Statement. For 2023, each non-employee director received an annual retainer fee of $50,000 paid in arrears. In addition, in 2023 non-employee directors received the following, as applicable:
Non-Employee Director	Annual Fee
Lead Director	$35,000
Non-Executive Chair	$30,000
Chair of the Audit Committee	$20,000
Member of the Audit Committee (other than chair)	$10,000
Chair of the Compensation & Management Development Committee	$15,000
Member of the Compensation & Management Development Committee (other than chair)	$7,500
Chair of the Governance and Nominating Committee	$10,000
Member of the Governance and Nominating Committee (other than chair)	$5,000
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.
In addition, during 2023, each individual initially appointed or elected to the Board as a non-employee director was eligible to receive an initial option award to purchase up to 34,000 shares of our Common Stock under our 2017 Equity Incentive Plan on the date he or she first became a non-employee director. These option grants vest annually over a three-year period from the date of grant, subject to continued service as a non-employee director through the vesting date. In addition, on the date of our 2023 annual meeting of stockholders, each continuing non-employee director who served on the Board for a minimum of six months was eligible to receive an option to purchase 14,000 shares of our Common Stock and 3,000 RSUs, both of which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders. The exercise price for each of the option grants is equal to the fair market value of our Common Stock on the date of grant.

2023 Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during fiscal year 2023. Dr. Meeker did not receive any compensation for his service on our Board while employed as our President and Chief Executive Officer during 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Stuart Arbuckle	$67,500	$55,410	$178,360	$301,270
Camille Bedrosian, M.D.	$62,500	$55,410	$178,360	$296,270
Jennifer Good	$50,000	$55,410	$178,360	$283,770
Christophe R. Jean	$60,000	$55,410	$178,360	$293,770
Edward T. Mathers	$95,000	$55,410	$178,360	$328,770
David W. J. McGirr	$75,000	$55,410	$178,360	$308,770
Lynn A. Tetrault	$65,000	$55,410	$178,360	$298,770

(1)
Amounts represent annual cash compensation earned for services rendered by each member of the Board.

(2)
Amounts reflect the full grant-date fair value of stock options and RSUs granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of option and stock awards made to our directors in Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

The following table sets forth, as of December 31, 2023, the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held by each non-employee director at that time.
Name	Option Awards Outstanding at 2023 Fiscal Year End	Unvested Stock Awards Outstanding at 2023 Fiscal Year End
Stuart Arbuckle	97,500	3,000
Camille Bedrosian, M.D.	86,000	3,000
Jennifer Good	97,500	3,000
Christophe R. Jean	92,500	3,000
Edward T. Mathers	92,500	3,000
David W. J. McGirr	179,741	3,000
Lynn A. Tetrault	86,000	3,000
Updates to Director Compensation Program
In June 2024, the Board approved an updated director compensation program, which implemented the following changes to our director compensation program described above: (i) an increase to the annual cash retainer for the Chair of the Compensation & Management Development Committee and members of such committee to $20,000 and $10,000, respectively; (ii) an update to the equity award granted upon a non-employee director’s initial election or appointment to the Board to consist of an option to purchase 28,000 shares of Common Stock and 8,000 RSUs; (iii) an increase in the number of annual RSUs granted to continuing non-employee directors to 4,000 RSUs; and (iv) a limit on the grant date fair value of the annual equity awards granted to continuing non-employee directors of $600,000. The 2024 annual equity awards were granted to each continuing non-employee director on the previously scheduled annual meeting date of June 18, 2024 and will vest on the earliest to occur of (i) the first anniversary of the grant date, (ii) the date of our annual meeting of the stockholders to be held in 2025 or (iii) the occurrence of a change in control. No annual equity awards will be granted to our continuing directors on the date of the Annual Meeting on September 18, 2024.

EXECUTIVE OFFICERS
Below is a list of the names, ages as of August 7, 2024, positions, and a brief account of the business experience of the individuals who serve as our executive officers.
Name	Age	Position(s)
David P. Meeker, M.D.	69	Chairman of the Board, President and Chief Executive Officer
Hunter C. Smith	56	Chief Financial Officer and Treasurer
Pamela Cramer	50	Chief Human Resources Officer
Joseph Shulman	49	Chief Technical Officer
Alastair Garfield	44	Chief Scientific Officer
Jennifer Lee	50	Executive Vice President, Head of North America
Yann Mazabraud	51	Executive Vice President, Head of International
Executive Officer Biographies
David P. Meeker, M.D. | Chairman of the Board, President and Chief Executive Officer
Dr. Meeker’s biography is included on page 11 of this Proxy Statement.
Hunter C. Smith | Chief Financial Officer and Treasurer
Mr. Smith has served as our Chief Financial Officer since July 2017 and Treasurer since August 2017. Mr. Smith also served as our Interim President and Chief Executive Officer from March 2020 to July 2020 and as our Secretary from April 2020 to March 2021. He has more than 25 years of global finance and management experience across multiple industries and financial disciplines, including expertise in business analysis and planning, mergers and acquisitions, treasury, capital raising and investor relations. Previously, he was Vice President, Finance and Chief Financial Officer of the Inflammation and Immunology Business Unit at Celgene Corporation, or Celgene, a global biopharmaceutical company, from 2013 to July 2017. In this role, Mr. Smith provided finance leadership for the global launch of Otezla® and led finance for commercial affiliates and clinical study activities in over 16 countries. Before joining Celgene, Mr. Smith worked in roles of increasing responsibility at Bunge Limited from 1999 to 2013, including Director of Investor Relations, Chief Financial Officer-Asia, Chief Risk Officer, Corporate Treasurer, and Chief Financial Officer of Bunge’s Sugar and Bioenergy Segment. Mr. Smith previously served on the board of directors of Aeglea Biotherapeutics Inc. from November 2021 to November 2023. Mr. Smith also previously served as an independent director of Genesee & Wyoming Inc. Mr. Smith holds an M.B.A. in Finance from New York University’s Stern School of Business and a B.A. in History, with honors, from Northwestern University.
Pamela Cramer | Chief Human Resources Officer
Ms. Cramer has served as our Chief Human Resources Officer since July 2021. She brings 20 years of leadership experience in organizational effectiveness, talent development and human resources transformation with globally diverse life sciences and financial services companies. She joined Rhythm from Foundation Medicine, where she most recently served as Head of People Solutions from March 2020 to June 2021, and held a variety of human resources positions since January 2018. Prior to that, Ms. Cramer held senior human resources positions at Cambridge Associates from October 2015 to 2018, and at PAREXEL International and Epsilon Data Management. Earlier in her career, Ms. Cramer served in a wide range of positions at Bank of America Merrill Lynch and General Electric, where she began her career as a graduate of the Human Resources Leadership Program. She holds an M.B.A. from Georgetown University.
Joseph Shulman | Chief Technical Officer
Mr. Shulman has served as our Chief Technical Officer since February 2022 and is responsible for chemistry, manufacturing, and controls (CMC), clinical and commercial supply chains, and GMP/GDP quality assurance and quality control, and program management. Prior to his current role, he served as our

Senior Vice President, Technical Operations since July 2020. Prior to joining Rhythm, Mr. Shulman served as Senior Vice President of Technical Operations at Ra Pharmaceuticals, acquired by UCB in 2020, from July 2019 to July 2020. Before that, he was Senior Vice President of Global Technical Operations at Novelion Therapeutics, from September 2014 to July 2019. Earlier in his career, Mr. Shulman held roles of increasing responsibility at biotechnology companies in the areas of CMC, technical operations, and program and alliance management. He holds an M.B.A. from Boston University and earned a B.S. in chemical engineering from Miami University.
Alastair Garfield | Chief Scientific Officer
Dr. Garfield has served as our Chief Scientific Officer since July 2024. Prior to that, he served as Senior Vice President and Head of Translational Sciences and Strategy at Rectify Pharma from May 2021 to July 2024, where he helped deliver first-in-class therapeutics for rare disease. Prior to joining Rectify Pharma, Dr. Garfield was Senior Vice President and Head of Translational Research at Rhythm from September 2017 to May 2021. He has also served as an assistant professor at the University of Edinburgh, UK and visiting professor Harvard Medical School. Dr. Garfield holds an undergraduate degree and a Ph.D. in molecular genetics from the University of Bath.
Jennifer Lee | Executive Vice President, Head of North America
Ms. Lee has served as our Executive Vice President, Head of North America since November 2020. Prior to joining Rhythm, Ms. Lee served as Chief Commercial Officer at Krystal Biotech, Inc., a biopharmaceutical company, from January 2020 to October 2020. From November 2014 to January 2020, Ms. Lee held a variety of roles with increasing responsibility Sanofi Genzyme, a biotechnology company, including Vice President, Head of Genetic Diseases from January 2017 to January 2020 (where she was responsible for the U.S. commercial strategy and implementation for seven brands and launch presentation with rare diseases) and Vice President, Global Head of Rare Nephrological Diseases from November 2014 to January 2017. Ms. Lee holds a B.S. from the Massachusetts Institute of Technology and an M.P.H. from Harvard University.
Yann Mazabraud | Executive Vice President, Head of International
Mr. Mazabraud has served as our Executive Vice President, Head of International, since October 2020. Prior to joining Rhythm, Mr. Mazabraud served as Chief Commercial Officer and Head of International of Trevi Therapeutics, Inc., a pharmaceutical company, from November 2017 to October 2020. Prior to that, he held several leadership positions at Sanofi Genzyme, including as U.S. General Manager and North America Head, Rare Diseases from January 2016 to October 2017 and Vice President and Head of Latin America from March 2014 to December 2015. He also served as a member of the Sanofi Genzyme Executive Leadership Team. While at Genzyme and Sanofi Genzyme, he led and managed several product launches for rare genetic diseases in Europe, Latin America and the United States across multiple areas including genetics, pediatrics, nephrology, neurology and endocrinology. Mr. Mazabraud holds a master’s degree in management from Ecole Supérieure de Commerce de La Rochelle.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
General
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2023, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2023 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2023 are:
•
David P. Meeker, M.D., Chairman, President and Chief Executive Officer;

•
Hunter C. Smith, Chief Financial Officer;

•
Jennifer Lee, Executive Vice President, Head of North America;

•
Yann Mazabraud, Executive Vice President, Head of International; and

•
Joseph Shulman, Chief Technical Officer.

Executive Summary
2023 Performance Highlights and Pay for Performance.
Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, rewarding superior performance and providing consequences for underperformance. We believe that the compensation of our NEOs for fiscal year 2023 was aligned with the Company’s performance during 2023. Highlights of that performance include:
•
Achieved net product revenues relating to sales of IMCIVREE of $77.4 million for the year ended December 31, 2023, as compared to $16.9 million for the year ended December 31, 2022;

•
Initiated and rapidly enrolled our Phase 3 trial evaluating setmelanotide as a therapy for hypothalamic obesity (with enrollment screening in the pivotal cohort completed in January 2024);

•
Launched IMCIVREE for BBS in Germany and completed negotiations for reimbursement for IMCIVREE to treat BBS in Spain and Italy, making the drug available for BBS and/or POMC and LEPR deficiencies in 14 countries;

•
Received pre-marketing early access authorization AP1 (Autorisation d’Accès Précoce) for IMCIVREE for patients with lesional hypothalamic obesity from the French National Agency for Medicines and Health Products Safety (ANSM) and the French National Authority for Health (HAS); received pre-marketing authorization from the Italian CTS for the inclusion of IMCIVREE in the list established under Law No. 648/96 for the treatment of obesity and hunger control associated with hypothalamic acquired obesity (HO) from craniopharyngioma;

•
Announced new data from our Phase 3 pediatrics trial in patients between the ages of 2 and 6 years old (N=12) that showed setmelanotide achieved the primary endpoint with a 3.04 mean reduction in BMI-Z score (a measure of body mass index deviations from what is considered normal) and 18.4 percent mean reduction in BMI;

•
Announced data from the open-label part of our exploratory Phase 2 DAYBREAK trial that demonstrated potential efficacy in patients in multiple genetically-defined cohorts; a total of 49 patients who completed Stage 1 with a response to setmelanotide were randomized into Stage 2 of the trial, a 24-week, double-blind, placebo-controlled withdrawal study; and

•
Acquired Xinvento B.V., a Netherlands-based biotech company focused on developing therapies for congenital hyperinsulinism, a rare genetic disease in which cells secrete excess insulin, causing hypoglycemia, which can result in serious health outcomes including seizures, coma, permanent brain damage and death.

•
Rhythm’s progress over the course of 2023 was reflected in a 60% increase in the share price for the calendar year.

2023 Compensation Highlights
Consistent with our compensation philosophy, key compensation decisions for 2023 included the following:
•
Base Salaries and Target Annual Cash Incentive Opportunities.   For 2023, our Compensation & Management Development Committee reviewed base salaries and target annual cash incentive opportunities during our annual compensation process and made adjustments with respect to base salaries to align them with market levels, based on the market analysis of our independent compensation consultant, as further described below, while taking into account individual positions, duties, responsibilities, performance, and experience.

•
Annual Cash Incentive Payouts.   At the beginning of 2023, our Compensation & Management Development Committee approved performance goals for our 2023 performance-based annual bonus program that were aligned with our business plan, underscored key focus on our short-term goals, the achievement of which would enhance shareholder value. In line with our employee annual bonus program, these corporate performance goals represent 70% of each NEO’s annual bonus target, with 30% representing individual achievement. In light of our achievement of our corporate goals, the Compensation & Management Development Committee determined to pay out annual bonuses for all employees, including NEOs at 130% of target for the corporate performance component.

•
Equity-Based Long Term Incentives.   In 2023, we granted approximately 71% of our NEOs’ target direct compensation as equity-based compensation in the form of stock options and RSUs. We believe that these equity incentive awards effectively align the interests of our executives with those of our stockholders by directly linking compensation to the value of our Common Stock. Additionally, in early 2024 the Compensation & Management Committee determined performance under the 2021 PSU grant which was awarded to executives and employees and the vesting of which was determined based on performance against select clinical and financial milestone goals. Performance under this PSU program was certified by the Committee at 90% of target. For 2024, the Committee approved the 2024 PSU program which will assess executive performance against clinical and financial goals under a three year performance period.

•
Pay at Risk.   Rhythm believes that under our pay with performance philosophy, a significant portion of our NEOs’ compensation should be delivered in the form of equity awards and annual cash incentives, including awards that are contingent on Company performance relative to our key performance metrics. For fiscal year 2023, approximately 81.2% of the total target compensation opportunity for our NEOs (defined as the sum of target short-term cash incentives and the grant date fair value of long-term equity incentives) was “at risk” compensation. We consider pay to be “at risk” if it is subject to performance conditions or has a value dependent upon the price per share of our Common Stock.

Compensation Governance and Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:
What We Do		What We Do Not Do
✓	Emphasize performance-based, at-risk compensation.	X	Do not grant guaranteed salary, bonus or equity compensation.
✓	Emphasize the use of equity compensation to promote executive alignment with shareholders and reward long-term value creation.	X	Do not provide excessive perquisites.
✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Do not provide any tax gross-ups for change-in-control payments.
✓	Engage an independent compensation consultant to advise our Compensation & Management Development Committee.	X	Do not reprice stock option awards issued under our 2017 Equity Incentive Plan without stockholder approval.
✓	Engage with shareholders to understand views on executive compensation
✓	Maintain a NASDAQ-compliant clawback policy.	X	Do not provide excessive severance payments.
✓	Maintain an Insider Trading policy, including anti-hedging and anti-pledging provisions.	X	Do not provide supplemental executive retirement plans.
✓	Maintain an independent Compensation & Management Development Committee.
✓	Set challenging corporate performance goals. Maintain an industry-specific and size-appropriate compensation peer group for benchmarking compensation.
✓	Conduct annual compensation risk assessment
✓	Utilize an annual incentive plan with pre-set corporate goals and capped payouts
✓	Maintain an annual say-on-pay vote frequency
2023 Shareholder Engagement and Stockholder Advisory Vote on Executive Compensation
As Rhythm grows and evolves as a company, it is important that its compensation programs both incentivize and engage executives and employees while ensuring continued alignment with shareholders. At our 2023 annual meeting of stockholders, our stockholders voted in a non-binding, advisory vote to approve the compensation of our NEOs. While shareholders did approve the compensation of our NEOs, the support level of 95.2% of the votes cast indicated that there was an opportunity to re-engage with our shareholders to understand their perspective on how our programs could better align with shareholder expectations. During 2023, our Compensation & Management Committee Chair spoke with investors whose aggregate holdings represented more than 50% of Rhythm’s outstanding shares to hear their feedback regarding both executive compensation program design and quantum. What we heard was general support of the company and its continued strong market growth and performance. Within that context, shareholders were interested in seeing defined financial goals incorporated into the long-term incentive plan, in addition to strategic company non-financial objectives.
Based on the valuable feedback we received from our shareholders, the Compensation & Management Development Committee granted performance share units for the CEO and executive team in 2024 which have defined financial, commercial and strategic performance goals that will be measured over a three-year period.

At our 2021 annual meeting of stockholders, our stockholders voted in a non-binding, advisory vote in favor of having a non-binding stockholder vote on executive compensation once every year. Consistent with the stated preference of a majority of our stockholders, our next advisory vote on our NEOs’ compensation will be held at this 2024 annual meeting, pursuant to Proposal No. 3.
Executive Compensation Objectives and Philosophy
The key objective of our executive compensation program is to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:
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Attract and retain talented and experienced executives in a competitive and dynamic market;

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Motivate our NEOs to help our company achieve the best possible financial and operational results by aligning executive pay with performance;

•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and

•
Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation”.
Determination of Executive Compensation
Role of Board of Directors, Compensation & Management Development Committee and Executive Officers
The Compensation & Management Development Committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our NEOs, other than with respect to our Chief Executive Officer, whose compensation is determined by the Board.
In setting executive compensation, the Compensation & Management Development Committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation), current and past total compensation, competitive market data and analysis provided by the Compensation & Management Development Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, relative scope of responsibility and potential, individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each executive’s individual performance and contributions. Our Board makes decisions regarding our Chief Executive Officer’s compensation, following recommendation from the Compensation & Management Development Committee which is informed by market data provided by our independent compensation consultant as well as the Committee’s assessment of the Company and CEO overall performance.
Role of Compensation Consultant
In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation & Management Development Committee retains an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in designing and administering our executive compensation program.
In August 2023, following a robust request for proposal and interview process, the Compensation & Management Development Committee selected Pay Governance LLC (“Pay Governance”) as the new executive compensation advisor, replacing AON Radford (“Radford”). The Compensation & Management

Development Committee has evaluated the independence of Pay Governance pursuant to the requirements of Nasdaq and SEC rules and has determined that Pay Governance does not have any conflicts of interest in advising the Compensation & Management Development Committee. Pay Governance, as an independent executive advisory firm, did not provide any other services to the Company in 2023 for which the amount of fees exceeded $120,000.
In October 2022, with the success of our commercial launch, we reviewed and updated our peer group to ensure it remained aligned with our company size and stage of development. At that time, Radford proposed a group of peer companies based on the following parameters:
•
Operates in the biopharmaceutical industry and, to the degree possible, having a rare disease focus;

•
Comparable in terms of market capitalization, clinical stage of development, headcount, and revenue;

•
Allows for sufficient room to grow without over-or under-extending; and

•
Considers the criteria proxy advisors will apply when determining their own comparator groups for purposes of pay for performance and Say on Pay analyses.

Based on these criteria, the following companies were removed from the peer group due to such companies no longer being reporting companies as a result of acquisitions or due to their market value relative to Rhythm being significantly below the targeted range.
Akebia Therapeutics Epizyme	Radius Health Verastem	Zogenix
The following companies were added to the peer group to ensure Rhythm remains within a reasonable range of peer median in terms of market value and revenue.
Amicus Therapeutics	BioCryst Pharmaceuticals	Ultragenyx Pharmaceuticals
The peer group below reflecting these changes was approved by our Compensation & Management Development Committee and utilized to make 2023 compensation decisions.
Agios Pharmaceuticals	Cara Therapeutics	Global Blood Therapeutics	Rigel Pharmaceuticals
Albireo Pharma	ChemoCentryx	Insmed	TG Therapeutics
Amicus Therapeutics	Deciphera Pharmaceuticals	Intra-Cellular Therapies	Travere Therapeutics
Apellis Pharmaceuticals	Esperion Therapeutics	Karyopharm Therapeutics	Ultragenyx Pharmaceutical
BioCryst Pharmaceuticals	G1 Therapeutics	Ocular Therapeutix	Vericel
In December 2022, Radford provided an analysis of data derived from (i) members of our peer group and (ii) the Radford Global Life Sciences survey, the constituent companies of which were not provided to the Compensation & Management Development Committee. For 2023, the Compensation & Management Development Committee used Radford’s analysis to help structure a competitive executive compensation program, position executive compensation by considering market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. While the Compensation & Management Development Committee does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

Elements of Compensation
The primary elements of our NEOs’ compensation and the main objectives of each are:
•
Base Salary.   Base salary attracts and retains talented executives, recognizes individual positions, duties, responsibilities, performance and experience, and provides stable income;

•
Annual Performance-Based Incentive Compensation.   Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives; and

•
Equity Based Long-Term Incentive Compensation.   Equity compensation, provided in the form of stock options, RSUs and PSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our executives are eligible to participate in our health and welfare programs and our 401(k) plan (or local equivalent) on the same basis as our other employees. We also maintain severance and change in control arrangements, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2023 is described further below.
Base Salary
The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties, performance, experience and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation & Management Development Committee, and with respect to our Chief Executive Officer, the Board, annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. In January 2023, our Compensation & Management Development Committee, and with respect to our Chief Executive Officer, in February 2023 the Board, approved base salary increases for the NEOs to be effective as of March 1, 2023. Such increases were intended to position our NEOs’ base salaries closer to the market median, as well as to reflect additional considerations set forth above under “Determination of Executive Compensation.” Following such determinations, our NEOs’ base salaries were as set forth below:
Name	2023 Annualized Base Salary ($)
David P. Meeker	717,254
Hunter C. Smith	480,000
Jennifer Lee	473,000
Yann Mazabraud	467,654
Joseph Shulman	435,000
Cash Incentive Compensation
We consider annual cash incentive bonuses to be an important component of our total compensation program that provides incentives necessary to retain executive officers and drive company performance in alignment with short and long-term strategic goals. Each NEO is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount expressed as a percentage of the named NEO’s base salary. Actual bonuses are calculated based on these target bonus amounts multiplied by a weighted achievement score determined by the Compensation & Management Development Committee and the Board based on overall achievement of the annual corporate goals and each named executive officer’s achievement of his or her individual goals. In 2023, achievement of the corporate goals accounted for 70% of the overall achievement score and achievement of each named executive officer’s individual goals accounted for 30% of the overall achievement score. At the beginning of each year, the Compensation & Management Development Committee and the Board review and approve the annual corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance. The Committee and the Board retain discretion to increase or decrease individual awards in their discretion.
For the 2023 annual bonus program, the corporate goals were designed to measure our commercial growth and the development of our product candidates, including the progression and enrollment of our clinical programs, announcement of clinical trial results, achievement of product candidate development and regulatory milestones, expansion of genetic disease and patient identification programs, and progression of our commercial capabilities through establishment of infrastructure and facilities. The individual goals were designed to measure each officer’s individual contribution to the corporate goals and his or her individual performance.
For 2023, the corporate performance goals as well as their relative weightings and levels of actual achievement are set out in the table below. For each of these metrics, there was an opportunity to achieve between 25% to 250% of the target bonus opportunity depending on the importance of the metric and key milestones. Maximum opportunities are listed in the chart below by category. The maximum payout opportunity for the 2023 corporate bonus program was capped at 185%. Actual achievement for the 2023 corporate bonus program was 130%.
The 2023 individual goals for each NEO were aligned with and based on each NEO’s ability to influence the company’s attainment of the corporate objectives. Individual goals represent 30% of each NEOs annual target bonus opportunity. Our NEOs’ 2023 target bonuses as a percentage of base salary were as follows:

Name	2023 Target Bonus (as a percentage of base salary)
David P. Meeker	65%
Hunter C. Smith	40%
Jennifer Lee	40%
Yann Mazabraud	40%
Joseph Shulman	40%
After the end of 2023, the Compensation & Management Development Committee and the Board determined that the Company had achieved the 2023 corporate goals at 130% of target, reflecting the significant progress on key objectives made during 2023. In addition, based on its review of the executives’ individual performance in 2023, the Compensation & Management Development Committee approved individual performance modifiers for 2023. The average individual performance modifier for the NEOs for 2023 was 138%. The table also shows each executive’s target award and actual payout under the 2023 annual bonus program.
Named Executive Officer	2023 Target Bonus	Actual 2023 Bonus Payout
David P. Meeker	$466,216	$634,053
Hunter C. Smith	$192,000	$261,000
Jennifer Lee	$189,200	$246,000
Yann Mazabraud(1)	$185,330	$238,688
Joseph Shulman	$174,000	$226,000

(1)
This amount was converted from Euros to U.S. dollars based on an exchange rate of 1.0792 as of March 31, 2024.

Equity-Based Long-Term Incentive Awards
We maintain the 2017 Equity Incentive Plan (the “2017 Plan”), under which we may grant equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to attract and retain services, skills and experience of these individuals, which we believe are essential to our long-term success. We do not currently have any formal policy for determining the number of equity-based awards to grant to NEOs.
In March 2023, the Compensation & Management Development Committee approved rules under the 2017 Plan for grants of stock options and RSUs to participants in France (the “French Sub-Plan”). The implementation of the French Sub-Plan is intended to provide both French employee and employer tax benefits in connection with the grant of long-term incentive awards.
February 2023 Awards
In February 2023, our Compensation & Management Development Committee approved grants of stock options and RSUs to our NEOs. With the exception of Mr. Mazabraud who was awarded 100% of his equity awards in RSUs to address differences in the tax treatment of stock options prior to the adoption of the French Sub-Plan, our NEOs were awarded a blend of stock options and RSUs similar to other commercial stage life sciences companies in the market. Annual equity awards are designed as long-term incentive and retention tools, determined by the Compensation & Management Development Committee and based on a number of factors including equity value, equity as a portion of total direct compensation, and relevant external market data and recommendations provided by Compensation & Management Development Committee’s independent compensation consultant. The stock options are scheduled to vest and become exercisable in sixteen substantially equal quarterly installments following the applicable vesting commencement date. The RSUs are scheduled to vest in four equal annual installments following the applicable vesting commencement date. Vesting of the stock options and RSUs is subject to continued service through each applicable vesting date.

The following table contains a summary of grants of stock options and RSUs to our NEOs in 2023:
Name	Number of Shares Underlying Stock Options	Number of RSUs
David P. Meeker	229,600	56,500
Hunter C. Smith	53,600	19,700
Jennifer Lee	46,900	18,050
Yann Mazabraud	—	41,500
Joseph Shulman	33,500	15,750
Settlement of 2021 PSU Awards
In November 2021, our Compensation & Management Development Committee approved grants of performance stock units (“PSUs”) to all employees, including our NEOs (collectively, the “2021 PSU Awards”). Forty percent (40%) of the 2021 PSU Awards were eligible to vest based on the achievement of certain specific clinical development, regulatory and commercial performance events, as determined by our Compensation & Management Development Committee, during the performance period beginning on January 1, 2022 and ending on December 31, 2022. The remaining 60% of the 2021 PSU Awards were eligible to vest based on the achievement of certain specific clinical development, regulatory and commercial performance events, as determined by our Compensation & Management Development Committee, during the performance period beginning on January 1, 2023 and ending on December 31, 2023. Based on the plan design and corporate performance results during 2022 and 2023, in February 2024, the Compensation & Management Development Committee approved payouts for the 2021 PSU Awards equal to 90% of the target amount.
The following tables summarize the relevant performance milestones and their relative weightings and achievement levels, as well as the number of the resulting PSUs held by our NEOs that vested in early 2024.

Name	Number of Vested PSUs
David P. Meeker	99,000
Hunter C. Smith	33,750
Jennifer Lee	33,750
Yann Mazabraud	33,750
Joseph Shulman	33,750
Changes to Long-Term Incentives for 2024
In the context of shareholder outreach discussions and upon conclusion of the 2021 PSU Award performance period, the Committee determined to grant new PSU awards to the Executive Leadership Team with long-term performance criteria designed to drive shareholder value and align executive pay with compensation performance. The 2024-2026 Critical Milestone Performance PSUs were granted to executives in February 2024 based on the following performance criteria. Shares will vest, if any, following the conclusion of the performance period based on the Committee’s certification of performance results relative to the original goals. Payouts may range from 0% to 200% of target depending on performance.
Retirement Savings, Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our U.S. employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. Our non-US employees, including NEOs based outside of the United States, participate in similar local country pension schemes and benefits packages.
Employee Benefits
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance. U.S. employees also have the option to participate in our Employee Stock Purchase Plan which allows for discounted purchase of Rhythm stock. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Under his employment agreement, Mr. Mazabraud is entitled to an annual allowance of €8,000 to compensate him for expenses incurred while working remotely. We do not generally provide any tax “gross ups” to our named executive officers.
Severance and Change in Control Arrangements
We are party to employment letter agreements with each of our NEOs. The employment letter agreements for our NEOs that are based in the United States provide for severance benefits and payments upon a termination without cause or for good reason, whereas Mr. Mazabraud’s employment letter agreement provides for a three-month notice period in the event of a termination of his employment other than a termination due to serious or gross misconduct plus severance benefits and payments per French law and mandatory industry-wide collective bargaining agreement provisions for the pharmaceutical industry in France. Our Compensation & Management Development Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such arrangements can mitigate a potential disincentive for our

NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2023, are set forth in “Potential Payments Upon Termination or Change in Control” below.
Other Policies and Considerations
Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director to may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Section 409A
The Compensation & Management Development Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation & Management Development Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Share-Based Compensation
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.
Clawback Policy
Our Board has adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), in accordance with the Nasdaq listing standards and Rule 10D-1 under the Exchange Act, which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any Erroneously Awarded Compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.

COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE REPORT
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2023, filed by us with the SEC.
This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the compensation committee.
Respectfully submitted,
The Compensation & Management Development Committee of the Board of Directors
Lynn A. Tetrault, J.D. (Chairperson)
Stuart A. Arbuckle
Camille L. Bedrosian, M.D.

EXECUTIVE COMPENSATION TABLES
2023 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during the fiscal years indicated.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David P. Meeker Chief Executive Officer	2023	704,715	1,545,275	4,334,521	634,053	11,893	7,230,457
	2022	652,050	—	2,157,300	505,420	10,988	3,325,758
	2021	630,000	1,164,842	4,204,200	450,954	8,364	6,458,360
Hunter C. Smith Chief Financial Officer	2023	476,154	538,795	1,011,892	261,000	20,166	2,308,007
	2022	460,000	110,500	412,425	217,000	15,200	1,215,125
	2021	435,957	576,264	1,074,938	210,654	11,600	2,309,413
Jennifer Lee Executive Vice President, Head of North America	2023	464,731	493,668	885,405	246,000	16,406	2,106,210
	2022	430,000	93,500	348,975	202,000	12,200	1,086,675
	2021	395,000	552,376	931,613	190,864	11,600	2,081,453
Yann Mazabraud(5) Executive Vice President, Head of International	2023	448,848	805,100	—	238,688	249,373(6)	1,742,009
	2022	380,643	93,500	348,975	202,697	164,090	1,189,905
	2021	384,250	552,376	931,613	190,864	118,502	2,177,605
Joseph Shulman Chief Technical Officer	2023	430,192	430,763	632,432	226,000	21,081	1,740,468
	2022	410,000	72,250	269,663	186,000	12,200	950,113
	2021	386,250	516,545	716,625	157,223	11,600	1,788,243

(1)
Amounts reflect the full grant-date fair value of stock awards granted during fiscal 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our NEOs in Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)
Amounts reflect the full grant-date fair value of stock options granted during fiscal 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock options granted to our NEOs in Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)
Amounts for fiscal 2023 represent payments earned by our NEOs based upon the achievement of certain company and individual performance objectives for fiscal 2023. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above.

(4)
Other than for Mr. Mazabraud, amounts for fiscal 2023 represent employer matching contributions to our 401(k) plan.

(5)
Amounts for 2023 shown for Mr. Mazabraud other than the Non-Equity Plan Incentive Compensation column have been converted from Euros to U.S. dollars based on an average exchange rate of 1.0822 for 2023. The amount for 2023 shown for Mr. Mazabraud in the Non-Equity Plan Incentive Compensation column has been converted from Euros to U.S. dollars based on an exchange rate of 1.0792 as of March 31, 2024.

(6)
Amount includes the aggregate amount of payments made in respect of Mr. Mazabraud’s work-from-home allowance of $8,640 and employer contributions to statutory pension and social security schemes on his behalf of $240,733.

Grants of Plan-Based Awards in Fiscal 2023
The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2023 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal year 2023.
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David P. Meeker			466,216	819,025	—	—	—	—	—	—
	—		6	5	—	—	—	—	—	—
	2/1/2023		—	—				—	229,600	$27.35	$4,334,521
	2/1/2023		—	—	—	—	—	56,500	—	—	$1,545,275
Hunter C. Smith	—		192,000	337,296	—	—	—	—	—	—	—
	2/1/2023		—	—	—	—	—		53,60	$27.35	$1,011,892
	2/1/2023		—	—	—	—	—	19,700	—	—	$538,795
Jennifer Lee	—		189,200	332,377	—	—	—	—	—	—	—
	2/1/2023		—	—	—	—	—	—	46,900	$27.35	$885,405
	2/1/2023		—	—	—	—	—	18,050	—	—	$493,668
Yann Mazabraud	—		185,330	325,578	—	—	—	—	—	—	—
	2/1/2023		—	—				41,500	—	—	$805,100
Joseph Shulman	—		174,000	305,675	—	—	—	—	33,500	$27.35	$632,432
	2/1/2023		—	—	—	—	—	15,750	—	—	$430,763

(1)
Amounts reflect potential payouts under our 2023 annual bonus program. The target amount is based on a percentage of the individual’s fiscal year 2023 base salary. Please see the description of the annual bonus program under “Cash Incentive Compensation” in the CD&A above. The maximum amount reflects the maximum corporate achievement opportunity of 165.25% for 2023 for the corporate achievement component and assumes a 200% cap on the individual achievement component.

(2)
Amounts reflect the full grant-date fair value of stock options and RSUs granted during fiscal year 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our NEOs in Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Summary of NEO Compensation Arrangements
David P. Meeker, M.D. Letter Agreement
On July 28, 2023, we entered into an amended and restated offer letter agreement with Dr. Meeker, which sets forth the terms and conditions of his employment as President and Chief Executive Officer. Dr. Meeker’s service pursuant to the letter agreement will continue until terminated in accordance with its terms.
Under the letter agreement, Dr. Meeker is entitled to receive an initial annual base salary of $717,254, subject to periodic review and adjustment by the Board, and is eligible to receive an annual performance bonus initially targeted at 65% of his then-current annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Compensation & Management Development Committee. In the event Dr. Meeker’s employment is terminated by the Company without “cause” or by him for “good reason” (each, as defined in the letter agreement, and such termination, a “qualifying termination”), then, in addition to any accrued amounts, he will be entitled to receive 12 months of continued base salary, paid in substantially equal installments over a period of 12 months following the date of termination, and reimbursement for continued group medical plan coverage for a period of up to 12 months following the date of termination. However, if Dr. Meeker experiences a qualifying termination within 3 months prior to, or within 12 months following a change in control of the Company (such period, the “change in control protection period”), then Dr. Meeker will be entitled to receive (i) a cash severance amount equal to 18 months of his base salary plus 150% of his target annual performance bonus for the year in which the termination date occurs, paid in substantially equal installments over a period of 18 months following the date of termination, (ii) reimbursement for continued group medical plan coverage for a period of up to 18 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award in the Company held by him.
Dr. Meeker’s letter agreement also contains a parachute payment “best pay” provision, under which payments and benefits pursuant to the letter agreement or otherwise will either be made to him in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.
Hunter C. Smith Letter Agreement
On August 3, 2023, we entered into an amended and restated offer letter agreement with Mr. Smith, which sets forth the terms and conditions of his employment as Chief Financial Officer. Mr. Smith’s service pursuant to the letter agreement will continue until terminated in accordance with its terms.
Under the letter agreement, Mr. Smith is entitled to receive an initial annual base salary of $480,000, subject to periodic review and adjustment, and is eligible to receive an annual performance bonus initially targeted at 40% of his then-current annual base salary. The actual amount of any annual bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Compensation & Management Development Committee. If Mr. Smith experiences a qualifying termination, then, in addition to any accrued amounts, he will be entitled to receive 9 months of continued base salary, paid in substantially equal installments over a period of 9 months following the date of termination, and reimbursement for continued group medical plan coverage for a period of up to 9 months following the date of termination. However, if Mr. Smith experiences a qualifying termination within the change in control protection period, then Mr. Smith will be entitled to receive (i) a cash severance amount equal to 12 months of his base salary plus 100% of his target annual performance bonus for the year in which the termination date occurs, paid in substantially equal installments over a period of 12 months following the date of termination, (ii) reimbursement for continued group medical plan coverage for a period of up to 12 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award in the Company held by him.

Mr. Smith’s letter agreement also contains a parachute payment “best pay” provision, under which payments and benefits pursuant to the letter agreement or otherwise will either be made to him in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.
Jennifer Lee Letter Agreement
On August 3, 2023, we entered into an amended and restated offer letter agreement with Ms. Lee, which sets forth the terms and conditions of her employment as Executive Vice President, Head of North America. Ms. Lee’s service pursuant to the letter agreement will continue until terminated in accordance with its terms.
Under the letter agreement, Ms. Lee is entitled to receive an initial annual base salary of $473,000, subject to periodic review and adjustment, and is eligible to receive an annual performance bonus initially targeted at 40% of her then-current annual base salary. If Ms. Lee experiences a qualifying termination, then, in addition to any accrued amounts, she will be entitled to receive 9 months of continued base salary, paid in substantially equal installments over a period of 9 months following the date of termination, and reimbursement for continued group medical plan coverage for a period of up to 9 months following the date of termination. However, if Ms. Lee experiences a qualifying termination within the change in control protection period, then Ms. Lee will be entitled to receive (i) a cash severance amount equal to 12 months of her base salary plus 100% of her target annual performance bonus for the year in which the termination date occurs, paid in substantially equal installments over a period of 12 months following the date of termination, (ii) reimbursement for continued group medical plan coverage for a period of up to 12 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award in the Company held by her.
Ms. Lee’s letter agreement also contains a parachute payment “best pay” provision, under which payments and benefits pursuant to the letter agreement or otherwise will either be made to him in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.
Yann Mazabraud Employment Contract
On October 5, 2020, we entered into an employment agreement with Mr. Mazabraud, which sets forth the terms and conditions of his employment as Executive Vice President, Head of International. Mr. Mazabraud’s service pursuant to the employment contract will continue until terminated in accordance with its terms.
Under the employment contract, Mr. Mazabraud is entitled to receive an initial annual base salary of €333,000, which includes an annual allowance of €8,000 for expenses incurred while working remotely. Mr. Mazabraud is also eligible to receive an annual performance bonus initially targeted at 40% of his then-current annual base salary.
Joseph Shulman Letter Agreement
On July 28, 2023, we entered into an amended and restated offer letter agreement with Mr. Shulman, which sets forth the terms and conditions of his employment as Chief Technical Officer. Mr. Shulman’s service pursuant to the letter agreement will continue until terminated in accordance with its terms.
Under the letter agreement, Mr. Shulman is entitled to receive an initial annual base salary of $435,000, subject to periodic review and adjustment, and is eligible to receive an annual performance bonus initially targeted at 40% of his then-current annual base salary. If Mr. Shulman experiences a qualifying termination, then, in addition to any accrued amounts, he will be entitled to receive 9 months of continued base salary, paid in substantially equal installments over a period of 9 months following the date of termination, and reimbursement for continued group medical plan coverage for a period of up to 9 months following the date of termination. However, if Mr. Shulman experiences a qualifying termination within the change in control protection period, then Mr. Shulman will be entitled to receive (i) a cash severance amount equal to 12 months of his base salary plus 100% of his target annual performance bonus for the year in which the termination date occurs, paid in substantially equal installments over a period of 12 months following the date of termination, (ii) reimbursement for continued group medical plan coverage for a period of up to 12 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award in the Company held by him.
Mr. Shulman’s letter agreement also contains a parachute payment “best pay” provision, under which payments and benefits pursuant to the letter agreement or otherwise will either be made to him in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.
Outstanding Equity Awards at 2023 Fiscal Year-End Table
The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2023.
	Option Awards(2)					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David P. Meeker, M.D.	11/17/2015(2)	43,620	—	$4.59	11/16/2025
	1/6/2017(2)	65,430	—	$6.05	02/07/2027
	6/6/2018(3)	10,000	—	$34.89	06/05/2028
	6/19/2019(3)	15,000	—	$22.93	06/18/2029
	6/17/2020(3)	18,500	—	$21.37	06/16/2030
	7/20/2020(8)	731,250	168,750	$22.53	07/19/2030
	2/11/2021(5)	151,250	68,750	$30.66	02/10/2031
	11/9/2021(6)					99,000	4,551,030
	2/9/2022(5)	223,125	286,875	$6.80	02/08/2032
	2/1/2023(5)	43,050	186,550	$27.35	2/1/2033
	2/1/2023(7)					56,500	2,597,305
Hunter C. Smith	7/31/2017(4)	201,744	—	$6.88	08/08/2027
	2/14/2018(5)	61,000	—	$25.79	02/13/2028
	2/13/2019(5)	70,000	—	$29.78	02/12/2029
	2/14/2020(5)	76,875	5,125	$17.87	02/13/2030
	7/20/2020(5)	20,312	4,688	$22.53	07/19/2030
	2/11/2021(5)	38,672	17,578	$30.66	02/10/2031
	2/11/2021(7)			—	—	4,687	215,461
	11/9/2021(6)					33,750	1,551,488
	2/9/2022(5)	42,656	54,844	$6.80	02/08/2032
	2/9/2022(7)			—	—	12,187	560,236
	2/1/2023(5)	10,050	43,550	$27.35	2/1/2033
	2/1/2023(7)					19,700	905,609

	Option Awards(2)					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Yann Mazabraud	10/5/2020(8)	75,000	25,000	$22.28	10/04/2030
	2/11/2021(5)	33,515	15,235	$30.66	02/10/2031
	2/11/2021(7)			—	—	4,062	186,730
	11/9/2021(6)					33,750	1,551,488
	2/9/2022(5)	36,094	46,406	$6.80	02/08/2032
	2/9/2022(7)			—	—	10,312	474,043
	4/14/2023(7)					41,500	1,907,755
Jennifer Lee	11/9/2020(8)	75,000	25,000	$24.29	11/08/2030
	2/11/2021(5)	33,515	15,235	$30.66	02/10/2031
	2/11/2021(7)			—	—	4,062	186,730
	11/9/2021(6)					33,750	1,551,488
	2/9/2022(5)	36,094	46,406	$6.80	02/08/2032
	2/9/2022(7)			—	—	10,312	474,043
	2/1/2023(5)	8,794	38,106	27.35	2/1/2033
	2/1/2023(7)					18,050	829,759
Joseph Shulman	7/27/2020(8)	69,063	15,937	$21.38	07/26/2030
	2/11/2021(5)	25,781	11,719	$30.66	02/10/2031
	2/11/2021(7)			—	—	3,124	143,610
	11/9/2021(6)					33,750	1,551,488
	2/9/2022(5)	27,890	35,860	$6.80	02/08/2032
	2/9/2022(7)			—	—	7,968	366,289
	2/1/2023(5)	6,281	27,219	27.35	2/1/2033
	2/1/2023(7)					15,750	724,028

(1)
Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our Common Stock on December 29, 2023 (the last trading day of 2023), which was $45.97.

(2)
These options vest in 3 equal annual installments following the vesting commencement date, except that the last installment, if necessary, may be smaller.

(3)
These options vest in full upon the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders.

(4)
25% of the shares subject to these options vest on the first anniversary of the vesting commencement date, and the remaining shares vest in 36 monthly installments thereafter, except that the last installment, if necessary, may be smaller.

(5)
These options vest in 16 equal quarterly installments following the vesting commencement date, except that the last installment, if necessary, may be smaller.

(6)
The amounts shown represent the PSUs that were earned based on attainment of performance goals over performance periods ending on December 31, 2022 and December 31, 2023, subject to continued service through the determination date for the second performance period. In February 2022, the Board of Directors determined that the performance conditions had been met for the performance period ending December 31, 2022, and in February 2024, the Board of Directors determined that a portion of the performance conditions had been met for the performance period ending December 31, 2023, resulting in an overall achievement percentage of 90% of the target number of PSUs awarded. Accordingly, the PSUs shown in this column became vested in February 2024. Refer to the “Settlement of 2021 PSU Awards” section of our CD&A above for more information.
(7)
These RSUs will vest in 4 equal annual installments beginning on the first anniversary of the vesting commencement date, except that the last installment, if necessary, may be smaller.

(8)
25% of the shares subject to this option vests on the first anniversary of the vesting commencement date, and the remaining shares vest in 12 quarterly installments thereafter, except that the last installment, if necessary, may be smaller.

Option Exercises and Stock Vested in Fiscal 2023
The following table shows the stock options exercised and the stock awards vested during 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
David P. Meeker	—	—	—	—
Hunter C. Smith	62,500	$1,884,726	6,407	$177,475
Jennifer Lee	36,088	$779,081	5,469	$151,496
Yann Mazabraud	—	—	5,469	$151,496
Joe Shulman	37,090	$968,126

(1)
Calculated by multiplying (i) the number of shares exercised by (ii) the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the option.

(2)
Calculated by multiplying the shares vested by the closing prices of the Company’s Common Stock on the applicable dates of vesting.

Potential Payments Upon Termination or Change in Control
In accordance with SEC rules, the following table summarizes the payments that would be made to certain of our NEOs upon the occurrence of certain qualifying terminations of employment, assuming such NEO’s termination of employment with the Company occurred on December 31, 2023 and, where relevant, that a change in control of the Company occurred on December 31, 2023. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the named executive officers during his employment that are available to all salaried employees, such as accrued vacation.
We have entered into certain letter agreements with each of our NEOs that provide our NEOs with severance protections. The letter agreements provide that the NEOs will be eligible for severance benefits in certain circumstances following a termination of employment without cause or with good reason, whether or not in connection with a change in control.
Under the employment letter agreements for the NEOs, other than Mr. Mazabraud, in the event that such executive’s employment is terminated by the Company without “cause,” or by the executive for “good reason” (each, as defined in the applicable agreement, and referred to herein as a qualifying termination), then such executive will be entitled to the severance payments and benefits described below.
If Dr. Meeker experiences a qualifying termination of employment, then, in addition to any accrued amounts, he will be entitled to receive 12 months of continued base salary, paid in substantially equal installments over a period of 12 months, and reimbursement for continued healthcare benefits for up to 12 months following the date of termination. However, in the event that Dr. Meeker experiences a qualifying termination of employment within three months prior to, or within 12 months following a change in control of the Company (referred to herein as the change in control protection period), then Dr. Meeker will be entitled to receive (i) a cash severance amount equal to (A) 18 months of his then-current base salary and (B) 150% of his then-current target annual bonus, paid in substantially equal installments over a period of 18 months (unless the Company elects to pay such amount in lump sum), (ii) reimbursement for continued

healthcare benefits for up to 18 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award held by him.
If Messrs. Smith or Shulman or Ms. Lee experiences a qualifying termination of employment, then, in addition to any accrued amounts, such individual will be entitled to receive 9 months of continued base salary, paid in substantially equal installments over a period of 9 months, and reimbursement for continued healthcare benefits for up to 9 months following the date of termination. However, in the event that Messrs. Smith or Shulman or Ms. Lee experiences a qualifying termination of employment within the change in control period, such individual will be entitled to receive (i) a cash severance amount equal to (A) 12 months of his then-current base salary and (B) 100% of such individual’s then-current target bonus, payable over 12 months following such termination, (ii) reimbursement for continued healthcare benefits for up to 12 months following the date of termination and (iii) accelerated vesting of each outstanding and unvested equity award held by such individual.
If Mr. Mazabraud experiences a termination of employment that is not due to serious misconduct (“faute grave”) or gross misconduct (“faute lourde”), Mr. Mazabraud is entitled to a three-month notice period or three months’ compensation in lieu of notice.
All severance payments and benefits under the letter agreements are subject to the NEO’s execution of a release of claims against us and continued compliance with certain restrictive covenants. The letter agreements also include a Section 280G “best pay” provision, which provides that if any amount received by the NEO pursuant to the agreement or otherwise that would be subject to the excise tax imposed by Section 4999 of the Code, the NEO would receive the full amount of the payments and benefits or an amount reduced so that no portion would be subject to the excise tax, whichever would result in the largest payment to the NEO on an after-tax basis.
Estimated Potential Payments
Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)(1)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)(2)
David-P.-Meeker	Cash	717,254	—	1,775,207
	Equity-Acceleration	—	4,551,030	28,383,494
	Continued-Healthcare	26,679	—	40,019
	Total(3)	743,933	4,551,030	30,198,720
Hunter-C.-Smith	Cash	360,000	—	672,000
	Equity-Acceleration	—	1,551,488	7,262,176
	Continued-Healthcare	18,933	—	25,244
	Total(3)	378,933	1,551,488	7,959,420
Jennifer-Lee	Cash	354,750	—	662,200
	Equity-Acceleration	—	1,551,488	6,861,599
	Continued-Healthcare	—	—	—
	Total(3)	354,750	1,551,488	7,523,799
Yann-Mazabraud	Cash	98,750	—	98,750
	Equity-Acceleration	—	1,551,488	7,280,307
	All-Other-Payments-or-Benefits	—	—	—
	Total(3)	98,750	1,551,488	7,379,057
Joseph-Shulman	Cash	326,250	—	609,000
	Equity-Acceleration	—	1,551,488	5,785,261
	Continued-Healthcare	20,010	—	26,679
	Total(3)	346,260	1,551,488	6,420,940

(1)
Under our 2017 Plan and award agreements for the 2021 PSU Awards, 100% of the outstanding PSUs would have vested upon a change in control occurring on December 31, 2023. In addition, under our 2017 Plan, to the extent the surviving entity declined to continue, convert, assume or replace outstanding awards in the change in control, all outstanding options and RSU would have vested upon the change in control. The amounts shown in this column assume that outstanding options and RSUs would be continued by the surviving entity and, accordingly, no value has been included for them in this column. For PSUs, the amount shown was calculated by multiplying the number of outstanding PSUs by $45.97, the closing trading price of our Common Stock on December 29, 2023.

(2)
With respect to options, the value of equity acceleration was calculated by multiplying (i) the number of accelerated shares of Common Stock underlying the options by (ii) the excess, if any, of $45.97, the closing trading price of our Common Stock on December 29, 2023, over the exercise price for the options. With respect to RSUs and outstanding PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs and/or PSUs, as applicable, by $45.97, the closing trading price of our Common Stock on December 29, 2023.

(3)
Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2023. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee.
The annual total compensation for 2023 for our Chief Executive Officer was $7,230,457, as reported in the Summary Compensation Table. The annual total compensation for 2023 for our median employee, identified as discussed below, was $320,380, calculated using the methodology below. Based on this information, for 2023, the ratio of the annual total cash compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 23 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
We identified the median employee from our entire employee population (other than our Chief Executive Officer), whether employed on a full-time or part-time basis, as of December 31, 2023, which consisted of 223 employees. Within this group, the median employee was identified using a consistently applied compensation measure (“CACM”) of actual cash compensation received, which we calculated by aggregating cash compensation received during the fiscal year ending December 31, 2023, for each employee: (1) base pay, (2) bonuses, and (3) commissions. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of December 31, 2023 and annualized the compensation values of individuals that joined our Company during 2023. We did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.
Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.
This information is being provided for compliance purposes and should be viewed as a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation &

Management Development Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions for 2023.
Pay Versus Performance
In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge our performance. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in this proxy statement, not in replacement.
2023 Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2021, 2022 and 2023, and our financial performance for each such fiscal year:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:
					Total Shareholder Return ($)	Net Income ($)
2023	7,230,457	19,005,711	1,974,174	4,813,432	154.61	(184,678)
2022	3,325,758	24,142,912	1,110,455	4,805,393	-97.94	(181,119)
2021	6,458,360	(10,017,699)	2,069,493	(775,040)	-33.57	(69,612)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	David P. Meeker	Hunter C. Smith, Jennifer Lee, Yann Mazabraud and Joseph Shulman
2022	David P. Meeker	Hunter C. Smith, Jennifer Lee, Yann Mazabraud and Joseph Shulman
2021	David P. Meeker	Hunter C. Smith, Murray Stewart, Jennifer Lee, Yann Mazabraud and Joseph Shulman
The 2023 Summary Compensation Table totals reported for the PEO and the average of the Other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid”:
	2023
	PEO	Average for Other NEO’s
Summary Compensation Table Total	7,230,457	1,974,174
ADJUSTMENTS(a):
Deduction for Amounts reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table(a)	(5,879,796)	(1,199,513)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	8,977,366	2,036,531
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	573,865	78,330

	2023
	PEO	Average for Other NEO’s
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	10,292,892	2,225,371
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(2,189,073)	(301,461)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Adjustments Related to Defined Benefit and Actuarial Pension Plans	—	—
Compensation Actually Paid	19,005,711	4,813,432

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2021, 2022 and 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100.
Compensation Risk Assessment
We have assessed our compensation programs for all employees and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.
The Compensation & Management Development Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.
Equity Compensation Plan Information
The following table provides information as of December 31, 2023, regarding our common stock that may be issued under (1) the 2017 Plan; (2) our 2017 Employee Stock Purchase Plan, (the 2017 ESPP); and (3) the 2022 Inducement Plan.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Plan Category:
Equity compensation plans approved by stockholders
2017 Plan	7,451,757	$19.19	4,277,625
2017 ESPP	—	—	1,323,026
2022 Inducement Plan	759,896	20.38	179,925
Equity compensation plans not approved by stockholders	—	—	—
Total	8,211,653	$19.19	5,780,576

(1)
The 2017 Plan provides for an annual increase on each January 1 commencing in 2018 and ending in 2027, by an amount equal to 4% of the number of shares of common stock outstanding as of the end of the immediately preceding fiscal year, provided that the Board may provide for no increase or that the increase will be a lesser number of shares.

(2)
The 2017 ESPP provides for an annual increase on each January 1 commencing in 2018 and ending in 2027, by an amount equal to the lesser of (i) 1% of the number of shares of common stock outstanding as of the end of the immediately preceding fiscal year or (ii) 682,102, provided that the Board may provide for no increase or that the increase will be a lesser number of shares.

(3)
The 2022 Inducement Plan adopted on February 9, 2022. Awards issued under the 2022 Inducement Plan may only be made to a newly hired employee who has not previously been a member of the Company’s board of directors, or an employee who is being rehired following a bona fide period of non-employment by the Company or a subsidiary, as a material inducement to the employee’s entering into employment with the Company or its subsidiary. An aggregate of 1,000,000 shares of the Company’s common stock were reserved for issuance under the 2022 Inducement Plan. The material terms of the 2022 Inducement Plan are described in Note 9 to the consolidated financial statements included herein.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Rhythm Pharmaceuticals, Inc.’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
David W.J. McGirr, Chair
Stuart A. Arbuckle
Christophe R. Jean

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Ernst & Young has served as our independent registered public accounting firm since 2015.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.
Although stockholder ratification is not required by our bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection and is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Rhythm and its stockholders.
We expect that a representative of Ernst & Young will attend the Annual Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions from stockholders.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent
   Registered Public Accounting Firm
The Audit Committee pre-approves all audit services, and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.
Principal Accountant Fees and Services
We regularly review the services and fees of Ernst & Young LLP. These services and fees are also reviewed by the Audit Committee on an annual basis. The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2023 and 2022:
Fee Category	2022	2023
Audit Fees	$902,250	$1,602,092
Audit-Related Fees	—	—
Tax Fees	107,932	349,950
All Other Fees	3,600	3,600
Total Fees	$1,013,782	$1,955,643

Audit Fees.   Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees.   None.
Tax Fees.   Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
All Other Fees.   Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those fees disclosed above. For the years ended December 31, 2022 and, 2023, the other fees consist of fees billed related to our Ernst & Young research website membership.
The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.
Vote Required
The affirmative vote of a majority of shares of our Common Stock and Convertible Preferred Stock (entitled to vote pursuant to the terms of the Certificate of Designations voting on an as-converted basis), voting together as a single class, present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to ratify the selection of our independent auditors. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote “against” the proposal. Because the ratification of the selection of the independent auditors is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner and, therefore, we do not expect any broker non-votes on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
(PROPOSAL NO. 2)

PROPOSAL NO. 3—APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay Vote”, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this Proxy Statement.
We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board or the Compensation & Management Development Committee, which is responsible for the design and administration of our executive compensation program. However, the Board and Compensation & Management Development Committee value the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation & Management Development Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”
The Board has determined that the next advisory Say-on-Pay Vote will be held in 2025, following consideration of the outcome of the advisory vote on the frequency of future Say-on-Pay Votes at the 2021 Annual Meeting of Stockholders.
Vote Required
The affirmative vote of a majority of shares of our Common Stock and Convertible Preferred Stock (entitled to vote pursuant to the terms of the Certificate of Designations, voting on an as-converted basis), voting together as a single class, present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to approve the compensation of our named executive officers. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS.
(PROPOSAL NO. 3)

PROPOSAL NO. 4
REAPPROVAL OF THE 2017 EQUITY INCENTIVE PLAN
In this proposal, we are requesting stockholders reapprove the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). No changes are being made to the 2017 Plan. Reapproval of the 2017 Plan is being sought solely to allow the Company and French participants to benefit from the most recent French-qualified income tax and social tax regime applicable to equity-based compensation awards to French participants. If not approved, the 2017 Plan will continue in effect on its existing terms until its termination on October 10, 2027, but the Company will not be able to issue awards under the 2017 Plan that take advantage of the most recent French-qualified income tax and social tax regime.
Pursuant to French law, companies in the United States are permitted, but not required, to grant French tax-qualified restricted stock units (“French RSUs”) and French tax-qualified performance units (“French PUs”), which provide for more favorable income tax and social tax treatment for both French employers and their employees than the grant of non-qualified restricted stock units and non-qualified performance unit awards. To that end, our Compensation & Management Development Committee adopted a French sub-plan to the 2017 Plan on March 30, 2023, allowing the Company to grant French-RSUs and French PUs, as well as French-qualified stock options (“French Options”), to employees and corporate officers in France. However, to benefit from the latest French-qualified income tax and social tax regime that applies to French RSUs and French PUs, which is more favorable to the Company and French participants, French law requires that grants of French RSUs and French PUs be made under a plan that has been approved by stockholders after December 31, 2017.
We are not proposing any changes to the 2017 Plan. Instead, stockholders are being asked to reapprove the 2017 Plan in its existing form. The 2017 Plan already authorizes the grant of French RSUs and French PUs. However, because stockholders have not approved the 2017 Plan since October 2017, the French RSUs and French PUs that the Company may currently grant do not qualify for the most favorable French-qualified income tax and social tax regime. Stockholder approval of this proposal is intended to enable (but not require) us to grant French RSUs and French PUs under the latest, more favorable French tax regime. The result of this change would be a decrease in employer taxes on the value French employee equity grants from 30% to 20%, generating significant future employer tax savings.
In determining to submit the 2017 Plan to stockholders for reapproval, the Board considered the current and forecasted number of French participants, future new hire and periodic grants, including French Options, French RSUs, and French PUs, and significant future employer tax savings under the more favorable French-qualified regime. Generally, the newer, more favorable regime would result in a decrease in the amount of employer taxes that would otherwise be payable by the Company’s French subsidiary with respect to the amount of taxable income attributable to French RSUs, French PUs and French Options of 10% when compared to the regime that applies to French RSUs, French PUs and French Options that the Company may currently issue under the 2017 Plan, which we estimate could amount to a potential reduction and savings of approximately $5.4 million over a 5-year period for the Company. A vote against this proposal would cost the Company and our French employees more in taxes than would otherwise be due if this proposal were approved. Since no changes are being made to the 2017 Plan, if this proposal were not approved, the expected impact would be an increase in operating expenses and, ultimately, a decrease in returns to stockholders.
You are urged to read this entire proposal and the complete 2017 Plan, which is attached as Annex A to this proxy statement. The 2017 Plan is the Company’s sole active plan for granting French-qualified equity awards to eligible employees and corporate officers. The Board believes that reapproval of the 2017 Plan is in the best interests of its stockholders and the Company, as equity awards granted under the 2017 Plan help to attract, motivate, and retain talented French employees and corporate officers, align employee and stockholder interests, tie employee compensation to Company performance, and reinforce a culture that encourages employee stock ownership.
Equity Incentive Award Information
As of July 24, 2024, 4,585,565 shares remained available for issuance under the 2017 Plan. The table below presents information about the various outstanding equity awards granted under the 2017 Plan and the shares remaining available for issuance under the 2017 Plan as of July 24, 2024.

Year	Number of Shares	As a % of Outstanding Shares(1)	Dollar Value(2)
2017 Plan
Stock Options	6,528,353	10.7%	321,978,370
Restricted Stock Units	1,793,195	2.9%	88,440,377.40
Shares remaining available for issuance under the 2017 Plan(3)	4,586,565	7.5%	226,209,386

(1)
Based on 61,130,640 shares of our Common Stock outstanding as of July 24, 2024.

(2)
Based on the closing price of our Common Stock on July 24, 2024 of $49.32 per share.

(3)
Does not include possible future increases to the share reserve under the evergreen provision of the 2017 Plan.

Summary of the Material Terms of the 2017 Plan
This section summarizes certain principal features of the 2017 Plan. The summary is qualified in its entirety by reference to the complete text of the 2017 Plan, which is attached to this proxy statement as Annex A.
Administration
The 2017 Plan is administered by the Compensation & Management Development Committee, however, the Board may at any time exercise any of the powers and responsibilities assigned to the Compensation & Management Development Committee (in each case, the “Administrator”). The Compensation & Management Development Committee may delegate to an executive officer or officers the authority to grant awards under the 2017 Plan, subject to applicable law and to guidelines specified by the Compensation & Management Development Committee. Among the Administrator’s powers is to determine the recipients of awards, form, amount and other terms and conditions of awards. The Administrator has authority to administer and interpret the 2017 Plan; to prescribe, amend and rescind rules and regulations relating to the 2017 Plan; to determine the terms and provisions of the respective award agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the 2017 Plan.
Available Shares
Currently, the aggregate number of shares of our Common Stock that may be issued or with respect to which awards may be granted under the 2017 Plan may not exceed 16,668,541 shares, which may be either authorized and unissued shares of our Common Stock or shares of Common Stock held in or acquired for our treasury. The number of shares authorized under the 2017 Plan is increased each January 1, through and including January 1, 2027, by an amount equal to 4% of outstanding shares of our Common Stock as of the end of the immediately preceding fiscal year. Notwithstanding the foregoing, our Board may act prior to January 1 of a given year to provide that there will be no such January 1 increase in the number of shares of Common Stock authorized under the 2017 Plan for such year or that the increase in the number of shares of Common Stock authorized under the 2017 Plan for such year will be a lesser number than would otherwise occur pursuant to the preceding sentence. Notwithstanding the preceding sentences, in no event shall the number of shares available for issuance pursuant to incentive stock options (“ISOs”) over the term of the 2017 Plan exceed 4,018,538 shares of Common Stock.
In general, if awards under the 2017 Plan are for any reason cancelled, expire, terminate unexercised or are settled in cash, the number of shares covered by such awards will again be available for the grant of awards under the 2017 Plan and any shares delivered to or withheld by the Company in satisfaction of tax withholding obligations with respect to an award will again be available for the grant of awards under the 2017 Plan.

Award Limits
The maximum number of shares of Common Stock that may be subject to options or stock appreciation rights or any combination thereof granted to any one person during any single calendar year shall be 1,200,000. The maximum number of shares of Common Stock that may be subject to all other awards granted to any one person during any single calendar year that are intended to be qualified performance-based awards shall be 1,200,000. The maximum value of awards denominated in cash granted to any one person other than a non-employee member of our Board during any single calendar year and that are intended to be qualified performance-based awards shall be $30,000,000.1 Each of the foregoing limitations shall be doubled with respect to awards granted to an individual during the first calendar year in which he or she commences employment. The maximum value of awards denominated in cash granted to any non-employee member of our Board during any single calendar year shall be $1,000,000.
Eligibility
Employees, consultants and non-employee directors of the Company and its affiliates are eligible to participate in the 2017 Plan. As of July 24, 2024, approximately 258 employees, 67 consultants and 7 non-employee directors were eligible to participate in the 2017 Plan.
Types of Awards
The 2017 Plan provides for the grant of stock options, including ISOs and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and stock grants. Certain awards under the 2017 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. A brief description of each award type follows.
Stock Options.   Stock options may be granted under the 2017 Plan, including both ISOs and non-qualified stock options, which provide the holder a right to purchase shares of Common Stock at a specified exercise price. ISOs are options that are intended to qualify as incentive stock options under Section 422 of the Code, whereas non-qualified stock options are not intended to qualify under Section 422 of the Code. The exercise price per share for each stock option will be set by the Administrator, but generally will not be less than the fair market value, as determined under the 2017 Plan, on the date of the grant (or 110% of such fair market value in the case of an ISO granted to an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). The term of an ISO may not be longer than 10 years (or five years in the case of an ISO granted to a 10% stockholder of the Company). The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the 10-year limitation.
Stock Appreciation Rights.   The Administrator may award stock appreciation rights (“SARs”), which entitle a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over a specified exercise price of the SAR. SARs may be granted in tandem with a stock option, such that the recipient has the opportunity to exercise either the stock option or the SAR, but not both. The exercise price will not be less than 100% of the fair market value of the Common Stock on the date of grant of the SAR or, in the case of an SAR granted in tandem with a stock option, the exercise price will be the same as the exercise price of the related stock option. The Administrator may settle a SAR in cash, in shares of our Common Stock, or in a combination of cash and shares of our Common Stock. The terms, methods of exercise, and any other terms and conditions of any SAR will be determined by the Administrator at the time of the grant and will be reflected in the award agreement.

1
Section 162(m) of the Code generally limits our federal income tax deduction for compensation to certain of our executive officers to $1.0 million dollars per year. “Qualified performance-based awards” under the 2017 Plan refer to awards that were intended to qualify for the “performance-based compensation” exclusion from the deduction limits of Section 162(m) of the Code. The Tax Cuts and Jobs Act of 2017 repealed this exclusion.

Restricted Stock.   The Administrator may grant awards of restricted stock subject to such conditions and restrictions as it may determine at the time of grant. These conditions and restrictions may include the achievement of pre-established performance goals and objectives and/or continuing employment (or other service relationship). Upon the grant of the restricted stock award and payment of any applicable purchase price, a participant will have the rights of a stockholder with respect to the voting of the restricted shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period will accrue and will not be paid to the participant until and to the extent the restricted stock award vests.
Restricted Stock Units.   The Administrator may grant awards of restricted stock units (“RSUs”). RSUs may be settled in shares of Common Stock, cash, or a combination of shares of Common Stock and cash upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such award of RSUs will be determined by the Administrator. Holders of RSUs generally have no rights of ownership or as stockholders in relation to the award, unless and until the RSU award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. Participants may be entitled to receive dividend equivalents with respect to shares of Common Stock referenced in RSU grants but only after the RSU award vests and actual shares are issued. The Administrator may permit a participant to defer such participant’s receipt of the payment that would otherwise be due with respect to the RSUs.
Performance Units.   The Administrator may grant performance unit awards, which are a contingent right to receive the value of a specified number of shares of Common Stock over an initial value for such number of shares (which may be zero) established by the Administrator at the time of grant if certain performance goals or other business objectives are met during the specified performance period. The value of performance units will depend on the degree to which the specified performance goals are achieved. The Administrator may, in its discretion, pay earned performance units in cash, in shares of our Common Stock, or in other awards under the 2017 Plan. The Administrator has discretion to select the length of any applicable restriction or performance period, the kind and/or level of the applicable performance goal and whether the performance goal is to apply to the Company, to one of its subsidiaries, to any division or business unit or to the recipient.
Stock Grants.   The Administrator may make stock grants, which are awards of shares of Common Stock without restriction. Stock grants may only be made in limited circumstances, such as in recognition of significant prior or expected contributions to the Company’s success, in lieu of other earned compensation or as an inducement to employment. Stock grants are made without any forfeiture conditions.
Adjustment for Corporate Actions
In the event of any change in the outstanding shares of Common Stock as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the shares of Common Stock, an equitable adjustment will be made in (i) the maximum numbers and kinds of shares subject to the 2017 Plan, (ii) the numbers and kinds of shares or other securities subject to then outstanding awards, (iii) the exercise price for each share or unit of any other securities subject to then outstanding stock options or SARs (without change in the aggregate purchase price as to which such stock options or SARs remain exercisable), and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a company repurchase right. Any such adjustment in awards will be determined and made by the Administrator in its sole discretion.
Transactions
In the event of a “transaction,” including (i) any merger or consolidation of our company with or into another entity as a result of which our stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any sale or exchange of all or substantially all of our Common Stock for cash, securities, or other property, (iii) any sale, transfer or other disposition of all or substantially all of our assets to one or more other persons in a single transaction or series of related transactions, or (iv) any liquidation or dissolution of our company, the Administrator may, (A) provide that awards will be assumed, or substantially equivalent rights shall be provided in substitution therefor by the acquiring or succeeding entity (or an affiliate thereof), (B) upon written notice to the recipient, provide that the recipient’s unexercised outstanding stock options and SARs will terminate immediately prior to the consummation of such transaction unless exercised within a specified period following the date of such written notice, (C) provide that all or any unvested restricted stock or RSU awards will terminate immediately prior to the consummation of such transaction, (D) provide that all or any outstanding stock options and SARs shall become exercisable in whole or in part prior to or upon the transaction, (E) provide that the vesting of all or any unrestricted stock or RSU awards shall accelerate and any restrictions applicable to such awards shall lapse prior to or upon such transaction, (F) provide for cash payments based on the consideration received in the transaction, net of the exercise price and applicable tax withholdings, to be made to the recipients, (G) provide that, in connection with our liquidation or dissolution, awards other than awards of restricted stock or stock grants shall convert into the right to receive liquidation proceeds net of the exercise price of the awards and any applicable tax withholdings, or (H) any combination of the foregoing. With respect to outstanding awards other than stock options or SARs, that are not terminated prior to or upon the transaction, upon the occurrence of a transaction other than our liquidation or dissolution which is not part of another form of transaction, our repurchase and other rights under each such award will transfer to our successor and inure to the benefit of our successor, and shall, unless the Administrator determines otherwise, apply to the cash, securities or other property which the stock was converted into or exchanged for pursuant to such transaction in the same manner and to the same extent as they applied to the award. In taking any of the actions described in the event of a transaction, the Administrator is not obligated to treat all awards, all awards held by a participant or all awards of the same type identically.
Change of Control
Except as otherwise provided in the 2017 Plan or in the applicable award agreement, in the event of a “Change of Control” (as defined in the 2017 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards shall become fully vested and exercisable and any restrictions applicable to any such awards shall lapse in connection with the transaction.
Awards to Participants Outside of the United States
The Administrator may modify the terms of any award granted to a participant who is, at the time of grant or during the term of the award, resident or primarily employed outside of the United States in any manner deemed by the Administrator to be necessary or appropriate to conform the award to the laws, regulations, procedures, and customs of the country in which the participant is then resident or primarily employed, or so that the value and other benefits of the award, as affected by foreign tax laws and other restrictions applicable as a result of the participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an award to a participant who is resident or primarily employed in the United States. The Administrator may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of, the 2017 Plan for the purpose of granting and administrating any such modified award.
Amendment and Termination
Our Board may at any time amend any or all of the provisions of the 2017 Plan, or suspend or terminate it entirely, retroactively or otherwise. However, except as set forth in the 2017 Plan, we must obtain stockholder approval to increase the number of shares available under the 2017 Plan, or to change the description of persons eligible for awards, or as otherwise required by law or applicable stock exchange rules. Unless otherwise required by law or specifically provided in the 2017 Plan, the rights of a participant under awards granted prior to any amendment, suspension or termination may not be impaired without the consent of the participant. Unless the 2017 Plan is earlier terminated by our Board, the 2017 Plan will terminate on October 10, 2027.
Recoupment
Participants of the 2017 Plan shall be subject to any clawback, recoupment or other similar policy adopted by the Board as in effect from time to time. All awards and any cash, shares of stock or other property or amounts due, paid or issued to a participant shall be subject to the terms of such policies, as in effect from time to time.

United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
Incentive Stock Options
No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.
Non-qualified Stock Options
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights
There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of stock appreciation rights. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to stock appreciation rights in an amount equal to the aggregate amount of cash and the fair market value of any Common Stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted and Unrestricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, or if a participant is issued unrestricted stock, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitation on the Employer’s Compensation Deduction
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2017 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the 2017 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2017 Plan are not exempt from coverage. However, if the 2017 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the 2017 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The 2017 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
New Plan Benefits
Other than awards that will be made under our non-employee director compensation policy which, as of the date of this proxy statement, consists of (1) an initial award upon each non-employee director’s commencement of service on the Board of an option to purchase 28,000 shares of our Common Stock and 8,000 RSUs on the date such individual first becomes a non-employee director and (2) an annual award for each non-employee director who continues as a non-employee director following an annual meeting of our stockholders (other than the Annual Meeting) of an option to purchase 14,000 shares of our Common Stock and 4,000 RSUs, awards under the 2017 Plan are subject to the discretion of the Administrator, and no determinations have been made by the Administrator as to any future awards that may be granted pursuant to the 2017 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2017 Plan. However, our directors and executive officers are eligible to receive awards under the 2017 Plan and could benefit from the grant of equity-based awards under the 2017 Plan.
Awards Granted
The following table sets forth, with respect to the individuals and groups identified therein, information regarding stock options and restricted stock unit awards that have been granted to such individuals and groups under the 2017 Plan from its effectiveness through July 24, 2024:
	Number of Stock Options	Number of Restricted Stock Units
David P. Meeker, M.D. (President and Chief Executive Officer)	2,227,530	310,157
Hunter C. Smith (Chief Financial Officer)	727,494	171,054
Jennifer Lee (Executive Vice President, Head of North America)	345,150	136,254
Yann Mazabraud (Executive Vice President, Head of International)	298,250	178,609
Joseph Shulman (Chief Technical Officer)	270,000	123,454
Alastair Garfield (Chief Scientific Officer)	53,333	47,110
All Current Executive Officers as a Group (6 persons)	3,921,757	966,638
All Current Non-Executive Directors as a Group (7 persons)	764,310	49,000
Stuart A. Arbuckle, director nominee	111,500	7,000
Christophe R. Jean, director nominee	106,500	7,000

	Number of Stock Options	Number of Restricted Stock Units
Lynn A. Tetrault, J.D., director nominee	100,000	7,000
Each associate of any directors, executive officers or nominees	—	—
Each other person who received or is to receive five percent of such options, warrants and rights	—	—
All Current Non-Executive Officer Employees as a Group (244 Persons)	2,811,763	2,356,515

(1)
Share numbers shown do not take into account shares subject to awards that have been cancelled, forfeited or expired unexercised. The closing price per common share on the Nasdaq Global Select Market on July 24, 2024 was $49.32.

Interest of Certain Persons in the 2017 Plan
Stockholders should understand that certain of our executive officers may be considered to have an interest in the reapproval of the 2017 Plan because they may in the future receive French RSUs and French PSUs, which provide for more favorable tax treatment than the grant of restricted stock units and performance units under the 2017 Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced officers by submitting the 2017 Plan for reapproval.
Vote Required
The affirmative vote of a majority of shares of our Common Stock and Convertible Preferred Stock (entitled to vote pursuant to the terms of the Certificate of Designations, voting on an as-converted basis), voting together as a single class, present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal, is required to reapprove the 2017 Plan. An abstention is treated as present and entitled to vote and, therefore, has the effect of a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A THAT YOU VOTE “FOR” THE REAPPROVAL OF THE 2017 EQUITY INCENTIVE PLAN.
(PROPOSAL NO. 4)

BENEFICIAL OWNERSHIP OF CAPITAL STOCK
The following table sets forth certain information as of July 24, 2024 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock and Convertible Preferred Stock by each person who is known to own beneficially more than 5% of the outstanding shares of such securities, each person currently serving as a director, each director nominee, each named executive officer, and all directors and executive officers as a group.
Shares of Common Stock subject to options, restricted stock units, or other rights to purchase which were as of July 24, 2024 exercisable or convertible into Common Stock, or would be exercisable or convertible into Common Stock within 60 days after July 24, 2024, are to be considered outstanding for purposes of computing the number of shares beneficially owned and the percentage ownership of the persons holding these options or other rights, but are not to be considered outstanding for the purpose of computing the number of shares beneficially owned or the percentage ownership of any other person. There were no options, restricted stock units, or other rights to purchase that were as of July 24, 2024 exercisable or convertible into Convertible Preferred Stock, or would be exercisable or convertible into Convertible Preferred Stock within 60 days after July 24, 2024. As of July 24, 2024, there were 61,130,640 shares of Common Stock outstanding and 150,000 shares of Convertible Preferred Stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Rhythm Pharmaceuticals, Inc., 222 Berkeley Street, 12th Floor, Boston, MA 02116.
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned†	Percentage of Shares of Common Stock Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with PRIMECAP Management Company(1)	8,052,648	13.2
77 E. Colorado Blvd., 11th Floor Pasadena, CA 91105
Entities affiliated with Baker Bros. Advisors LP(2)	7,648,363	12.3
c/o Baker Bros. Advisors LP 860 Washington Street, 3rd Floor New York, NY 10014
BlackRock, Inc.(3)	6,351,750	10.4
55 East 52nd Street New York, NY 10055
Entities affiliated with RA Capital Management, LLC(4)	5,330,412	8.7
c/o RA Capital Management, LLC 200 Berkeley Street, 18th Floor, Boston, MA 02116
Entities affiliated with Perceptive Advisors LLC.(5)	5,435,211	8.6
51 Astor Place, 10th Floor New York, NY 10003
The Goldman Sachs Group, Inc.(6)	4,998,761	8.2
200 West Street New York, NY 10282
Entities affiliated with The Vanguard Group(7)	3,226,938	5.3
100 Vanguard Blvd. Malvern, PA 19355
Directors and Named Executive Officers:
David P. Meeker, M.D.(8)	1,862,355	3.0
Hunter C. Smith(9)	576,838	*
Yann Mazabraud(10)	233,213	*
Jennifer Lee(11)	184,693	*
Joseph Shulman(12)	50,514	*
Stuart A. Arbuckle	100,500	*

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned†	Percentage of Shares of Common Stock Beneficially Owned
Camille L. Bedrosian, M.D.	89,000	*
Jennifer Good	100,500	*
Christophe R. Jean	95,500	*
Edward T. Mathers	101,271	*
David W.J. McGirr	182,741	*
Lynn A. Tetrault, J.D.	89,000	*
All executive officers and directors as a group (14 persons)(13)	2,680,829	5.9

*
Represents beneficial ownership of less than 1%.

†
None of the shares are pledged as security.

(1)
Based solely on a Schedule 13G/A filed on February 12, 2024. PRIMECAP Management Company has sole voting and dispositive power over 8,052,648 shares.

(2)
Based on a Schedule 13G/A filed on February 14, 2024 and information known to us. Common Stock consists of (i) 536,697 shares of Common Stock and 103,437 shares of Common Stock issuable upon conversion of Convertible Preferred Stock held by 667, L.P. and (ii) 5,861,668 shares of Common Stock and 1,146,561 shares of Convertible Preferred Stock issuable upon conversion of the Convertible Preferred Stock held by Baker Brothers Life Sciences, L.P. Pursuant to management agreements among Baker Bros. Advisors LP (the “Adviser”), the Funds and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker as managing members of the Adviser GP, and the Adviser may be deemed to be beneficial owners of the common shares directly held by the Funds. The terms of the Convertible Preferred Stock prohibit the conversion thereof to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by the holder and its affiliates would exceed 4.99%. Accordingly, notwithstanding the number of shares reported, each of 667, L.P. and Baker Brothers Life Sciences, L.P. disclaims beneficial ownership of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock to the extent that upon such conversion, the number of shares beneficially owned by 667, L.P., Baker Brothers Life Sciences, L.P., and their affiliates, in the aggregate, would exceed 4.99%.

(3)
Based solely on a Schedule 13G/A filed on January 24, 2024. BlackRock, Inc. has sole voting power over 6,292,938 shares and sole dispositive power over 6,351,750 shares.

(4)
Based solely on a Schedule 13G/A filed on February 14, 2024. Consists of 5,330,412 shares held directly by RA Capital Healthcare Fund, L.P., or RAC Healthcare. The general partner of RA Capital Management, L.P., or RA Capital, is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for RAC Healthcare and the Account and may be deemed a beneficial owner of the shares directly owned by RA Capital and the Account. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of the shares beneficially owned by RA Capital. RAC Healthcare has delegated to RA Capital the sole power to vote and dispose of all securities held by RAC Healthcare and may not revoke that delegation on less than 61 days’ notice. RA Capital, Dr. Kolchinsky and Mr. Shah each disclaim beneficial ownership of all shares held by RAC Healthcare or the Account. According to the cover page of the Schedule 13G/A, each of RA Capital, Dr. Kolchinsky, Mr. Shah and RAC Healthcare has shared voting and dispositive power over 5,330,412 shares.

(5)
Based on a Schedule 13D/A filed on April 17, 2024 and information known to us. Common Stock consists of (i) 104,166 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock held by C2 Life Sciences, LLC, (ii) 1,354,165 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock held by Perceptive Discovery ID LP and (iii) 3,560,214 shares of Common Stock and 416,666 shares of Common Stock issuable upon conversion of the Convertible

Preferred Stock held by Perceptive Life Sciences Master Fund, Ltd. The terms of the Convertible Preferred Stock prohibit the conversion thereof to the extent that, upon such conversion, the number of shares of Common Stock then beneficially owned by the holder and its affiliates would exceed 9.99%. Perceptive Advisors LLC serves as the investment advisor to Perceptive Life Sciences Master Fund, Ltd. and C2 Life Sciences LLC. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Discovery GP LLC is the general partner of Perceptive Discovery ID LP, and is managed by Perceptive Discovery Advisors, a relying advisor of Perceptive Advisors LLC.
(6)
Based solely on a Schedule 13G/A jointly filed on February 5, 2024. The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC share voting power over 4,998,761 shares of Common Stock and dispositive power over 4,998,761 shares of Common Stock.

(7)
Based solely on a Schedule 13G filed on February 13, 2024. The Vanguard Group has shared voting power with respect to 93,382 shares and shared dispositive power with respect to 137,178 shares. The Vanguard Group has sole dispositive power with respect to 3,089,760 shares.

(8)
Consists of (i) 180,080 shares of Common Stock and (ii) 1,682,275 shares of Common Stock underlying options that are exercisable within 60 days of July 24, 2024.

(9)
Consists of (i) 97,939 shares of Common Stock and (ii) 478,899 shares of Common Stock underlying options that are exercisable within 60 days of July 24, 2024.

(10)
Consists of (i) 34,870 shares of Common Stock and (ii) 198,343 shares of Common Stock underlying options that are exercisable or that vest within 60 days of July 24, 2024.

(11)
Consists of (i) 6,852 shares of Common Stock and (ii) 177,841 shares of Common Stock underlying options that are exercisable within 60 days of July 24, 2024.

(12)
Consists of (i) 30 shares of Common Stock and (ii) 50,484 shares of Common Stock underlying options that are exercisable within 60 days of July 24, 2024.

(13)
Consists of (i) 1,110,018 shares of Common Stock, and (ii) 2,680,829 shares of Common Stock underlying options that are exercisable within 60 days of July 24, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
Our Board has adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior review and approval of our Governance and Nominating Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect material interest must first be presented to our Governance and Nominating Committee for review, consideration and approval. In approving or rejecting any such proposal, our Governance and Nominating Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Since January 1, 2023, we have been a party to the following transactions or series of similar transactions, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of the directors, nominees for election as a director, executive officers or holders of more than 5% of our voting equity, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation termination, change in control and other arrangements for our directors and named executive officers are described under “Executive Compensation.”
Investment Agreement
On April 1, 2024, the Company entered into an Investment Agreement (the “Investment Agreement”) with Perceptive and Baker Bros and certain other investors (each, an “Investor” and collectively, the “Investors”), relating to the issuance and sale of 150,000 shares of a new series of the Convertible Preferred Stock, for an aggregate purchase price of $150,000,000, or $1,000 per share (the “Issuance”). The closing of the Issuance occurred on April 15, 2024. Prior to the closing of the transaction, each of Perceptive and Baker Bros held over 5% of the Company’s Common Stock.
The following table sets forth the number of shares of Convertible Preferred Stock purchased in the transaction by holders of more than 5% of our Common Stock:
Participants	Total Shares of Convertible Preferred Stock Purchased	Aggregate Purchase Price (in thousands)
Greater than 5% Stockholders(1)
Entities affiliated with Perceptive Advisors LLC	90,000	$90,000
Entities affiliated with Baker Bros. Advisors LP	60,000	$60,000

(1)
Additional details regarding certain of these stockholders and their equity holdings are provided in this Proxy Statement under the caption “Beneficial Ownership of Capital Stock.”

On July 10, 2024, the Company filed with the SEC a prospectus supplement to the prospectus included in the Company’s registration statement on Form S-3ASR (File No. 333-270233), filed with the SEC on March 2, 2023, covering the resale from time to time by the Investors of an aggregate of 3,124,995 shares of Common Stock underlying the Convertible Preferred Stock once converted and sold, to satisfy registration rights that the Company granted to the Investors in connection with the issuance and sale of the Convertible

Preferred Stock. The Company will not receive any proceeds from the sale of these shares of Common Stock once converted and sold.
Xinvento Acquisition
On February 27, 2023, the Company, through its wholly-owned Dutch subsidiary, Rhythm Pharmaceuticals Netherlands B.V., a Dutch private limited liability company (“Rhythm BV”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Xinvento B.V., a Dutch private limited liability company based in the Netherlands (“Xinvento”), and the other parties named therein, pursuant to which, and concurrently with the execution thereof, Rhythm BV acquired all of the issued and outstanding shares of Xinvento for aggregate consideration at closing of $5 million, as adjusted pursuant to the terms of the Purchase Agreement and subject to the distribution and payment terms set forth therein (the “Closing Purchase Price”). David Meeker, M.D., our Chief Executive Officer and Chairman of the Board, held a convertible loan agreement issued on April 16, 2022 by Xinvento. In connection with the acquisition of Xinvento, all convertible loan agreements issued by Xinvento, including Dr. Meeker’s, were terminated and the principal, interest and any premiums were paid. For Dr. Meeker, the aggregate amount of the principal, interest and any premiums paid under his convertible loan agreement was approximately 21,000 euros.
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

GENERAL MATTERS
Availability of Certain Documents
A copy of our Annual Report to securityholders has been posted on our website along with this Proxy Statement at www.edocumentview.com/RYTM or www.rhythmtx.com under “Investors & Media” at “SEC Filings.” We will mail or email without charge, upon written request, a copy of our Annual Report to securityholders including financial statements and schedules thereto but excluding exhibits. A reasonable fee will be charged for copies of exhibits. Please send a written request to our Secretary at:
Rhythm Pharmaceuticals, Inc.
222 Berkeley Street, 12th Floor
Boston, MA 02116
Attention: Secretary
You may also find a copy of this Proxy Statement and our Annual Report to securityholders (with exhibits) on the SEC’s website at www.sec.gov.
Stockholders Sharing an Address / Householding
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Only one copy of our 2023 Annual Report and this Proxy Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the 2023 Annual Report and this Proxy Statement was delivered. To receive a separate copy of our 2023 Annual Report or Proxy Statement, or to receive separate copies in the future, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one, you may write the Secretary of Rhythm Pharmaceuticals, Inc. at our principal executive offices at 222 Berkeley Street, 12th Floor, Boston, MA 02116 or call the Secretary at (857) 264-4280.
Stockholder Proposals and Nominations
Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.   Under Rule 14a-8 of the Exchange Act, to submit a proposal for inclusion in our Proxy Statement for the 2025 Annual Meeting of Stockholders, stockholder proposals must be received no later than the close of business on April 9, 2025 or, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from September 18, 2025, a reasonable time before we begin to print and send our proxy materials, by our Secretary at our principal executive offices at 222 Berkeley Street, 12th Floor, Boston, MA 02116.
Other Proposals or Nominees for Presentation at the 2025 Annual Meeting.   Our Amended and Restated Bylaws provide that, for stockholder nominations to the Board or other business to be considered at the 2025 annual meeting of stockholders, the stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days before the anniversary of the preceding year’s annual meeting, or June 20, 2025, and not more than 120 days after the anniversary of the preceding year’s annual meeting, or May 21, 2025; provided, however, that if the date of the 2025 annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice by must be delivered, or mailed and received, not more than 120th days prior to the 2025 annual meeting and not later than (i) the 90th day prior to the 2025 annual meeting or, (ii) if later, the 10th day following the day on which we publicly disclose the date of the 2025 annual meeting. Such notice must provide the information required by Section 2.12(c) of our bylaws with respect to each nomination or matter the stockholder proposes to bring before the 2025 annual meeting of stockholders.

To comply with the universal proxy rules and our Amended and Restated Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in the timeframe noted above.
Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares promptly.
By Order of the Board of Directors
/s/ DAVID P. MEEKER, M.D.
David P. Meeker, M.D.
Chairman of the Board, President and
Chief Executive Officer
August 7, 2024

Annex A
RHYTHM PHARMACEUTICALS, INC.
2017 EQUITY INCENTIVE PLAN

Rhythm Pharmaceuticals, Inc.
2017 Equity Incentive Plan
1. Purpose
This Plan is intended to provide incentives that will attract, retain and motivate highly competent officers, directors, employees, consultants and advisors to promote the success of the Company’s business and align employees’ interests with stockholders’ interests. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.
This Plan serves as the successor to the Company’s 2015 Equity Incentive Plan (the “Predecessor Plan”), and no further awards shall be made under the Predecessor Plan on or after the Effective Date. All awards outstanding under the Predecessor Plan on the Effective Date shall be transferred to this Plan and shall be treated as outstanding under this Plan. However, each outstanding award so transferred shall continue to be governed solely by the terms of the documents evidence such award, and no provision of the Plan shall be deemed to affect or modified the rights or obligations of the holders of such transferred awards. This Plan and all definitions hereunder shall be interpreted consistent with the foregoing.
2. Definitions
As used in this Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:
2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference such Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to such Restricted Stock or Restricted Stock Units shall expire with respect to some or all of such shares of Restricted Stock or such Restricted Stock Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of such Performance Units.
2.2. Affiliate means any parent or subsidiary corporation of the Company (within the meaning of Sections 424(e) and 424(f) of the Code, respectively).
2.3. Award means any grant or sale pursuant to the Plan or award outstanding under the Predecessor Plan as of the Effective Date of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, Stock Grants or any of the foregoing intended to constitute Qualified Performance-Based Awards.
2.4. Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.
2.5. Board means the Company’s Board of Directors.
2.6. Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:
(a) a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that Transaction; or
(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) that, directly or indirectly, acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities; or
(c) over a period of thirty-six (36) consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or
(d) a majority of the Board votes in favor of a decision that a Change of Control has occurred, which vote may adopted by the Board with the intention that such vote become effective subject to and contingent upon the occurrence of certain events, in which case such Change of Control shall not be deemed to have occurred unless and until such vote becomes effective in accordance with its terms.
2.7. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.
2.8. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.
2.9. Company means Rhythm Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware.
2.10. “Forfeiture,” “forfeit,” and derivations thereof, when used in respect of Restricted Stock purchased by a Participant, includes the Company’s repurchase of such Restricted Stock at less than its then Market Value as a means intended to effect a forfeiture of value.
2.11. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).
2.12. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.
2.13. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the Nasdaq Stock Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the first following date for which a closing price is reported. For purposes of Awards effective as of the effective date of the Company’s initial public offering, Market Value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.
2.14. Nonstatutory Option means any Option that is not an Incentive Option.
2.15. Option means an option to purchase shares of Stock.
2.16. Optionee means an eligible individual to whom an Option shall have been granted under the Plan.
2.17. Participant means any holder of an outstanding Award under the Plan or the Predecessor Plan.
2.18. Performance Criteria and Performance Goals have the meanings given such terms in Section 7.7(f).

2.19. Performance Period means one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, an Award.
2.20. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.
2.21. Plan means this 2017 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.
2.22. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
2.23. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.
2.24. Restricted Stock Units means rights to receive shares of Stock, cash or other Awards at the close of a Restriction Period, subject to a Risk of Forfeiture.
2.25. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.
2.26. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.
2.27. Stock means common stock, par value $0.001 per share, of the Company, and such other securities as may be substituted for such common stock pursuant to Section 8.
2.28. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.
2.29. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.
2.30. Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).
2.31. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.
3. Term of the Plan
The Plan became effective on October 10, 2017 upon consummation of the Company’s initial public offering (the “Effective Date”) and, unless earlier terminated by the Committee, shall terminate on October 10, 2027. Awards granted pursuant to the Predecessor Plan or to the Plan within that period shall not expire solely by reason of the termination of the Plan.

4. Stock Subject to the Plan
4.1. Plan Share Limitations.
(a) Limitation. The maximum number of shares of Stock that may be issued pursuant to or subject to outstanding Awards granted under the Plan shall not exceed 4,018,538 shares of Stock. Such share reserve includes 1,821,580 shares of Stock available for issuance under the Predecessor Plan as of the Effective Date, including the portion of those shares subject to Options outstanding under the Predecessor Plan as of the Effective Date, plus an additional 2,196,958 shares. Notwithstanding the foregoing, however, beginning on the first January 1 following consummation of the Company’s initial public offering, the number of shares of Stock authorized under the first sentence of this Section 4.1(a) of the Plan will be increased each January 1 by an amount equal to four percent (4%) of outstanding shares of Stock as of the end of the immediately preceding fiscal year. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no such January 1 increase in the number of shares of Stock authorized under this Section 4.1(a) of the Plan for such year or that the increase in the number of shares of Stock authorized under this Section 4.1(a) of the Plan for such year will be a lesser number than would otherwise occur pursuant to the preceding sentence. Notwithstanding the preceding sentences, in no event shall the number of shares available for issuance pursuant to Incentive Options over the term of the Plan exceed 4,018,538 shares of Stock.
(b) Application. For purposes of applying the foregoing limitation of Section 4.1(a), (i) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited, the shares of Stock not purchased by the holder or subject to Awards which are forfeited, as the case may be, shall again be available for Awards to be granted under the Plan, (ii) if any Option is exercised by delivering previously owned shares of Stock or the withholding of a portion of the otherwise issuable shares of Stock subject to the Option in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Stock issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan, and (iii) any shares of Stock either delivered to or withheld by the Company in satisfaction of tax withholding obligations of the Company or an Affiliate with respect to an Award shall again be available for Awards to be granted under the Plan. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock. For the avoidance of doubt, Awards outstanding under the Predecessor Plan shall be treated consistent with Awards granted under this Plan for all purposes, including for purposes of this Section 4.1(b). Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.
4.2. Per Person Limitations. The maximum number of shares of Stock that may be subject to Options or Stock Appreciation Rights or any combination thereof granted to any one Participant during any single calendar year shall be 1,200,000. The maximum number of shares of Stock that may be subject to all other Awards or any combination thereof granted to any one Participant during any single calendar year that are intended to be Qualified Performance-Based Awards shall be 1,200,000. The maximum value of awards denominated in cash granted to any one person, other than a non-employee member of the Board, during any single calendar year and that are intended to be Qualified Performance-Based Awards shall be $30,000,000. Each of the foregoing limitations shall be doubled with respect to awards granted to an individual during the first calendar year in which he or she commences employment. The per Participant limits described in this Section 4.2 shall be construed and applied consistent with Section 162(m) of the Code.
4.3. Limitations on Grants to Non-Employee Board Members. The maximum value of awards denominated in cash granted to any non-employee member of the Board, during any single calendar year shall be $1,000,000. For purposes of this limitation, the value of an award shall be the grant date fair value of the award (as determined for the Company’s financial statements).
4.4. Adjustment of Limitations. Each of the share limitations of this Section 4 shall be subject to adjustment pursuant to Section 8 of the Plan, but in the case of the limitations of Section 4.2, only if and to the extent consistent with Section 162(m) of the Code.

5. Administration
The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not executive officers, and to consultants, up to such maximum number and in accordance with such other guidelines as the Committee shall specify by resolution at any time or from time to time. To the extent required by applicable law, any such delegation may not include the authority to grant Restricted Stock, unless the delegate is a committee of the Board, including a committee consisting solely of an executive officer who is a Board member. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the officer, employee, consultant, advisor or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective officers, employees, consultants, advisors and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all participants, beneficiaries, heirs, assigns or other persons having or claiming any interest under the Plan or an Award made pursuant hereto.
6. Authorization of Grants
6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any officer or employee of or consultant or advisor to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company and its Affiliates shall be eligible for the grant of an Incentive Option.
6.2. General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).
6.3. Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant to the extent that it is then still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave approved by the Company shall not be deemed a termination of employment or other association; provided, however, that should such leave exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Participant’s service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless the Participant is provided with the right to return to employment following such leave either by statute or by written contract.. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.
6.4. Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. The provisions of the immediately preceding sentence shall not be applicable to Stock Grants which shall not be subject to any transfer restrictions under this Section 6.4. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.
7. Specific Terms of Awards
7.1. Options.
(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.
(b) Exercise Price. The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or for an Incentive Option not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.
(c) Option Period. No Incentive Option may be exercised on or after the tenth (10th) anniversary of the Grant Date, or on or after the fifth (5th) anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.
(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.
(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,
(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or
(ii) by the Company withholding shares of Stock otherwise issuable under the Option with such withheld shares having an aggregate Market Value equal to the aggregate exercise price of the shares to be purchased, or

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved.
If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or shall cause the Stock to be held in book-entry position through the direct registration system of the Company’s transfer agent for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable.
(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. Except to the extent otherwise provided under applicable law or regulation, the current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its parent and subsidiary corporations (as defined in Sections 424(e) and (f) of the Code). Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.
(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.
7.2. Stock Appreciation Rights.
(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.
(b) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than one hundred percent (100%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.
(c) Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3. Restricted Stock.
(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.
(b) Issuance of Stock. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock or the shares shall be held in book-entry position through the direct registration system of the Company’s transfer agent. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:
“The shares evidenced by this certificate are subject to the terms and conditions of Rhythm Pharmaceuticals, Inc.’s 2017 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Rhythm Pharmaceuticals, Inc., copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.”
If the Stock is in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.
(c) Escrow of Shares. The Committee may require that any stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, the Participant shall have all of the rights of a stockholder of the Company with respect to any outstanding shares of Restricted Stock, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.
(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture, any certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.
7.4. Restricted Stock Units.
(a) Character. Subject to Section 10, each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.
(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made promptly following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment that would otherwise be due to such Participant with respect to Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.
7.5. Performance Units.
(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.
(b) Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.
(c) Form and Timing of Payment. Unless otherwise provided in the applicable Award Agreement, payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.
7.6. Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.
7.7. Qualified Performance-Based Awards.
(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code applicable to “performance-based compensation.”
(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee. If not all of the members thereof qualify as “outside directors” within the meaning of Section 162 of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any reference in this Section 7.7 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award. Options and Stock Appreciation Rights may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 and Section 7.2, respectively, except that the Option or Stock Appreciation Right may become exercisable based on continued service, on satisfaction of Performance Goals or other business objectives, or on a combination thereof. Each other Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.7. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established.
(d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a change of control (within the meaning of Section 162(m) of the Code) if otherwise provided in the Plan or the applicable Award Agreement even if the Award would not constitute “performance-based compensation” under Section 162(m) of the Code following the occurrence of such an event. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
(e) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.
(f) Definitions. For purposes of the Plan
(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) net earnings (either before or after one or more of (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) adjusted net income, (v) operating earnings or profit, (vi) cash flow (including, but not limited to, operating cash flow and free cash flow, (vii) return on assets, (viii) return on capital, (ix) return on stockholders’ equity, (x) total stockholder return, (xi) return on sales, (xii) gross or net profit or operating margin, (xiii) costs, (xiv) expenses, (xv) working capital, (xvi) earnings per share, (xvii) adjusted earnings per share, (xviii) price per share, (xix) regulatory body approval for commercialization of a product, (xx) implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; (xxi) market share, (xxii) economic value, (xxiii) revenue, (xxiv) revenue growth and (xxv) operational and organizational metrics.
(ii) Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant, including whether or to what extent there shall not be taken into account any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Standard Codification Section 225-20, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.
7.8. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of, the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, sub-plan, amendment, restatement or alternative version may increase the share limit of Section 4.
8. Adjustment Provisions
8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the Effective Date. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an equitable adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.
8.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
8.3. Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or Section 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Section 8.1 or Section 8.2 shall result in an exercise price which is less than the par value of the Stock.
8.4. Transactions.
(a) Definition of Transaction. In this Section 8.4, “Transaction” means (1) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any sale or exchange of all or substantially all of the outstanding Stock of the Company for cash, securities or other property, (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company.
(b) Treatment of Awards. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards, subject to the provisions of Section 9 of this Plan.
(1) Provide that any Awards shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof).
(2) Upon written notice to the holders, provide that all or any of the holders’ unexercised outstanding Options and Stock Appreciation Rights (collectively, “Rights”) will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.
(3) Provide that all or any Awards that are subject to Risk of Forfeiture will terminate immediately prior to the consummation of such Transaction.
(4) Provide that all or any outstanding Rights shall Accelerate so as to become exercisable prior to or upon such Transaction with respect to some or all of the shares of Stock for which any such Rights would not then otherwise be exercisable by their terms.
(5) Provide that all or any outstanding Awards that are subject to Risk of Forfeiture shall Accelerate so that the Risk of Forfeiture otherwise applicable to such Awards shall expire prior to or upon such Transaction with respect to any such Awards that would then still otherwise be subject to the Risk of Forfeiture.
(6) Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option and Stock Appreciation Right (in each case, to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option or Stock Appreciation Right as applicable, in exchange for the termination of such Option and Stock Appreciation Right; provided, that if the acquisition price does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option and Stock Appreciation Right without the payment of any consideration therefore prior to or upon the Transaction. For purposes of this paragraph 6 and paragraph 7 below, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.

(7) Provide for cash payments, net of applicable tax withholdings, to be made to holder or holders of all or any Awards (other than Options and Stock Appreciation Rights) equal to the acquisition price times the number of shares of Stock subject to any such Awards, in exchange for the termination of any such Awards; provided, that the Committee may cancel, pursuant to paragraph 3 above, any such Award that is subject to a Risk of Forfeiture at the time of the consummation of such Transaction without the payment of any consideration therefor prior to or upon the Transaction.
(8) Provide that, in connection with a liquidation or dissolution of the Company, all or any Awards (other than Restricted Stock or Stock Grants) shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.
(9) Any combination of the foregoing.
In the event that the Committee determines in its discretion to take the actions contemplated under paragraph (1) above of this Section 8.4(b) with respect to all or any Awards, the Committee shall ensure that, upon consummation of the Transaction, any such Awards are assumed and/or exchanged or replaced with another similar award issued by the acquiring or succeeding entity (or an affiliate thereof) and that, as a result of such assumption and/or exchange or replacement, the holder of such assumed Award and/or such exchanged or replaced similar award has the right to purchase or receive the value of, for each share of Stock subject to such Award immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may, with the consent of the acquiring or succeeding entity (or an affiliate thereof), provide for the consideration to be received with respect to such assumed Award and/or such exchanged or replaced similar award to consist of or be based solely on common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction; and provided, further, that if such Award is an Option, the holder of such Option must exercise the Option and make payment of the applicable exercise price in connection therewith in order to receive such consideration.
(c) Treatment of Other Awards. Upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, then, subject to the provisions of Section 9 below, with respect to all outstanding Awards (other than Options and Stock Appreciation Rights) that are not terminated prior to or upon such Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and any forfeiture restrictions shall continue to apply and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award.
(d) Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.
9. Change of Control
Except as otherwise provided below, upon the occurrence of a Change of Control, to the extent that the surviving entity declines to continue, convert, assume or replace outstanding Awards, then, notwithstanding anything express or implied to the contrary in Section 8.4 above:

(a) any and all Options and Stock Appreciation Rights not already exercisable in full shall Accelerate with respect to 100% of the shares for which such Options or Stock Appreciation Rights are not then exercisable;
(b) any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals or other business objectives shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and
(c) all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the payouts attainable under outstanding Performance Units shall be deemed to have been satisfied at target as of the effective date of the Change of Control, except if and to the extent otherwise determined by the Committee in its sole discretion at any time prior to, or upon, such Change of Control.
All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change of Control. None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or (iii) as otherwise provided in Section 7.7, concerning Qualified Performance-Based Awards.
10. Settlement of Awards
10.1. In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.
10.2. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:
(a) the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or
(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.
Furthermore, the inability of the Company to obtain or maintain, or the impracticability of it obtaining or maintaining, authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.
10.3. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation, and bylaws.

10.4. Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations of any jurisdiction in which Participants may reside or primarily work, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.
10.5. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities (or during such shorter or longer period of time as the Committee shall determine in its sole discretion, which period of time shall commence from and after such effective date of such registration statement). Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.
10.6. Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4 in addition to any other applicable restrictions under the Plan, and the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions, or, if the Stock will be held in book-entry position through the direct registration system of the Company’s transfer agent, the restrictions will be appropriately noted.
10.7. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, held in book-entry position through the direct registration system of the Company’s transfer agent, for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to a Participant or to utilize any other withholding method prescribed by the Committee from time to time. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. If shares of Stock are withheld to satisfy an applicable withholding requirement, the shares of Stock withheld shall have a Market Value on the date the tax is to be determined equal to the minimum statutory total tax (or tax calculated at such higher rates as determined by the Committee) which could be imposed on the transaction.
10.8. Company Certificate of Incorporation and Bylaws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the certificate of incorporation and bylaws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by officers, employees, directors, consultants, advisors and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.
11. Reservation of Stock
The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.
12. Limitation of Rights in Stock; No Special Service Rights
A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the direct registration system of the Company’s transfer agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the certificate of incorporation and the bylaws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or bylaws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.
13. Unfunded Status of Plan
The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
14. Nonexclusivity of the Plan
Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases
15. No Guarantee of Tax Consequences
It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, and the Plan shall be governed, interpreted and enforced consistent with such intent. However, neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code will or will not apply and no person shall have any liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Board or the Committee with respect to the Award.
16. Termination and Amendment of the Plan
16.1. Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time suspend or terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Committee otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.
16.2. Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval, if applicable, the Committee may at any time:
(a) amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;
(b) within the limitations of the Plan, modify, extend or assume outstanding Awards or accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and
(c) offer to buy out for a payment in cash or cash equivalents an Award previously granted or authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
16.3. Limitations on Amendments, Etc.
(a) Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Committee may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Awards may be made under the Plan that involve shares of Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.
(b) No action by the Board or the Committee pursuant to this Section 16 shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification of such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required (A) in the case of any amendment or termination of any outstanding Award that is permitted by any provision of this Plan that is set forth in Section 8, Section 9 or in any other section of this Plan that is not Section 16.2 or (B) if the Board or Committee, as the case may be, (i) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, (ii) determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) reasonably determines on or after the date of Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code.
17. Recoupment
Participants shall be subject to any clawback, recoupment or other similar policy adopted by the Board as in effect from time to time and Awards and any cash, shares of Stock or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect from time to time.
18. Notices and Other Communications
Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time. If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or by facsimile with a confirmation copy by regular, certified or overnight mail, addressed or by facsimile, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or facsimile number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.
19. Governing Law
The Plan and all Award Agreements and actions taken hereunder and thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.
[End of document.]

Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Online - During the MeetingGo to meetnow.global/MR5F5MC To access the virtual meeting, you must have the information that is printed in the shaded bar located below.Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.Online - Before the MeetingGo to www.investorvote.com/RYTM-AM or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money! Sign up for electronic delivery at www.investorvote.com/RYTM-AM2024 Annual Meeting Proxy Cardq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Dirreeccttoorrs reeccoommmmeenndd aavvootteeFFOORRaallltthheennoomminineeeesslilsistetedd, FinORPrPorpoopsoasla1lsanXd–FXOaRnPdrfooproesvaelsry2,X3YaEnAdRS4.on Proposal X.1. Election of the Class I directors, each to serve for a three year term until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Nominees01 - Stuart A. Arbuckle 02 – Christophe R. Jean 03 – Lynn A. TetraultMark here to vote FOR all nomineesMark here to WITHHOLD vote from all nomineesFor All EXCEPT - To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below._____________________________________________________________________2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024.4. Reapproval of the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan.For Against AbstainFor Against Abstain3. Approval, on an advisory (non-binding) basis, of the compensation of the named executive officers of the Company.For Against AbstainB Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.040VZC1 U P X +

The 2024 Annual Meeting of Stockholders of Rhythm Pharmaceuticals will be held onWednesday, September 18, 2024 at 2:00 PM Eastern Time, virtually via the internet at meetnow.global/MR5F5MC.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.The Notice & Proxy Statement and Annual Report is available at: www.investorvote.com/RYTM-AMSmall steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RYTM-AMq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qRhythm Pharmaceuticals, Inc. +2024 Annual Meeting of StockholdersProxy Solicited by Board of Directors for Annual Meeting — September 18, 2024, 2:00 PM Eastern TimeThe undersigned stockholder(s) of Rhythm Pharmaceuticals, Inc. hereby appoint(s) David P. Meeker, M.D. and Hunter C. Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock and/or Series A Convertible Preferred Stock of RHYTHM PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, ET on September 18, 2024, via a live webcast at meetnow.global/MR5F5MC, and any adjournment, continuation or postponement thereof.Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.+